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Registration No. 333-158199-10
Dated March 25, 2009
Securities Act of 1933, Rule 424(b)(2)

UNDERLYING SUPPLEMENT TO THE PROSPECTUS SUPPLEMENT DATED MARCH 25, 2009,
AND PROSPECTUS DATED MARCH 25, 2009

Credit Suisse

Medium-Term Notes

              Credit Suisse from time to time may offer certain securities or notes (collectively, the "notes") as part of our Medium-Term Notes, linked to the performance of one or more indices, each of which we refer to as a "reference index," and/or one or more exchange traded funds, each of which we refer to as a "fund" or to a weighted basket of reference indices and/or funds. We refer to such weighted basket as the "basket" and to each reference index or fund included in the basket as a "basket component." We refer generally to any reference index, fund or basket component as an "underlying." This prospectus supplement, which we refer to as an "underlying supplement," describes some of the potential reference indices and funds to which the notes may be linked, as well as related matters concerning the relationship, if any, between Credit Suisse and the sponsors or publishers of each such reference index and fund.

              The specific terms of each note offered will be described in the applicable product supplement and pricing supplement.

              You should read this underlying supplement, the related prospectus supplement dated March 25, 2009, the related prospectus dated March 25, 2009, any applicable free writing prospectus and the applicable product supplement and pricing supplement carefully before you invest. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein (or with those described in the prospectus supplement, prospectus, any applicable product supplement or any applicable free writing prospectus), the terms described in the applicable pricing supplement will be controlling.

              This underlying supplement describes only select reference indices and funds to which the notes may be linked. We do not guarantee that we will offer notes linked to any of the reference indices or funds described herein. In addition, we may offer notes linked to one or more reference indices or funds that are not described herein. In such case, we will describe any such additional reference index, reference indices, fund or funds in the applicable pricing supplement or in the applicable product supplement.

              Please refer to the "Risk Factors" section of the accompanying product supplement and pricing supplement for risks related to an investment in the notes.

              Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these notes or determined if this underlying supplement or the product supplement, prospectus supplement or prospectus to which it relates are truthful or complete. Any representation to the contrary is a criminal offense.

Credit Suisse

The date of this underlying supplement is September 14, 2009.

THE NOTES

              You should rely only on the information contained in this document or to which we refer you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these notes. The information in this document may only be accurate on the date of this document.

              We are offering the notes for sale in those jurisdictions in the United States where it is lawful to make such offers. The distribution of this underlying supplement or the accompanying pricing supplement, product supplement, prospectus supplement or prospectus and the offering of the notes in some jurisdictions may be restricted by law. If you possess this underlying supplement and the accompanying pricing supplement, product supplement, prospectus supplement and prospectus, you should find out about and observe these restrictions. This underlying supplement and the accompanying pricing supplement, product supplement, prospectus supplement and prospectus are not an offer to sell these notes and are not soliciting an offer to buy these notes in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom such offer or sale is not permitted. We refer you to the "Underwriting" section of the accompanying product supplement for additional information. If the terms described in the applicable pricing supplement are different or inconsistent with those described herein, the terms described in the applicable pricing supplement will be controlling.

              In this underlying supplement and accompanying pricing supplement, product supplement, prospectus supplement and prospectus, unless otherwise specified or the context otherwise requires, references to "we," "us" and "our" are to Credit Suisse and its consolidated subsidiaries, and references to "dollars" and "$" are to U.S. dollars.

Medium-Term Notes

              The notes are part of a series of debt securities entitled "Medium-Term Notes" that we may issue under the indenture, dated March 25, 2009, between Credit Suisse and The Bank of New York Mellon, as trustee, from time to time. Terms that apply generally to all medium-term notes are described in the sections titled "Description of Notes" in the accompanying prospectus supplement.

Reference Indices and Funds

              We have derived all information regarding any specified reference index or fund contained in this underlying supplement, including, without limitation, its composition, its method of calculation and changes in its components and its historical closing values, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. Such information reflects the policies of, and is subject to change by, the sponsor(s) of each such reference index or fund.

              Each reference index and fund is developed, calculated and maintained by its respective sponsor(s) and/or publisher. In connection with the offering of the notes, neither we nor any of the agents have participated in the preparation of the information described in the preceding paragraph or made any due diligence inquiry with respect to any reference index, fund, sponsor(s) or publisher. We cannot give any assurance that all events occurring prior to the date of the applicable pricing supplement (including events that would affect the accuracy or completeness of the publicly available information described in the preceding paragraph) that may affect the level of any reference index or fund (and therefore the level of any such reference index or fund at the time we price the notes) have been publicly disclosed. Subsequent disclosure of any such events or the disclosure of or failure to disclose material future events concerning the sponsor of any reference index or fund could affect the interest, payment at maturity or any other amounts payable on your notes, and therefore the market value of the notes in the secondary market, if any.

              You, as an investor in the notes, should make your own investigation into any relevant reference index, fund, sponsor(s) or publisher. The sponsors and publishers are not involved in the offer of the notes in any way and have no obligation to consider your interests as a holder of the notes. The sponsors and/or publishers have no obligation to continue to publish the reference indices or the funds, and may discontinue or suspend publication of any reference index or fund at any time in their sole discretion.

              Historical performance of the reference indices and the funds is not an indication of future performance. Future performance of the reference indices and the funds may differ significantly from historical performance, either positively or negatively.

              Information contained on certain websites mentioned below is not incorporated by reference in, and should not be considered part of, this underlying supplement or the accompanying prospectus supplement and prospectus.

THE REFERENCE INDICES

THE AMEX HONG KONG 30 INDEX

              We have derived all information regarding the AMEX Hong Kong 30 Index ("AMEX Hong Kong 30 Index") contained in this underlying supplement, including, without limitation, its make-up, method of calculation, and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, the American Stock Exchange LLC ("AMEX" or the "American Stock Exchange"), which completed its merger with NYSE Euronext on October 1, 2008. The combined entity is referred to herein as the "Exchange." The AMEX Hong Kong 30 Index is calculated, maintained and published by the Exchange. The AMEX Hong Kong 30 Index is reported by Bloomberg under the ticker symbol "HKX."

Methodology of the AMEX Hong Kong 30 Index

              The AMEX Hong Kong 30 Index is a broad-market index that measures the composite price performance of 30 stocks actively traded on the Hong Kong Stock Exchange ("HKSE"), designed to reflect the movement of the Hong Kong stock market as a whole. The AMEX Hong Kong 30 Index was established June 25, 1993 with a benchmark value of 350.00. The AMEX Hong Kong 30 Index is calculated and disseminated each New York business day based on the most recent official closing price of each of the component stocks as reported by the HKSE and a fixed HK$/US$ exchange rate.

              The AMEX Hong Kong 30 Index is calculated by (i) aggregating the market capitalization of each stock comprising the AMEX Hong Kong 30 Index and (ii) dividing such sum by an adjusted base market capitalization or divisor. On June 25, 1993, the market value of the underlying stocks was approximately H.K.$1,152,829,149,500 and the divisor used to calculate the AMEX Hong Kong 30 Index was 3,293,797,570. AMEX selected that particular divisor number in order, among other things, to ensure that the AMEX Hong Kong 30 Index was set at a general price level consistent with other well recognized stock market indices. The divisor is subject to periodic adjustments as set forth below. The AMEX Hong Kong 30 Index is calculated once each day by AMEX based on the most recent official closing prices of each of the stocks comprising the AMEX Hong Kong 30 Index reported by the HKSE. Pricing of the AMEX Hong Kong 30 Index is disseminated before the opening of trading via the Consolidated Tape Authority Network—B and continuously during each New York business day.

The dissemination value, however, will remain the same throughout the trading day because the trading hours of the HKSE do not overlap with New York trading hours. Accordingly, updated price information will be unavailable.

              In order to maintain continuity in the level of the AMEX Hong Kong 30 Index in the event of certain changes due to nonmarket factors affecting the stocks comprising the AMEX Hong Kong 30 Index, such as the addition or deletion of stocks, substitution of stocks, stock dividends, stock splits, distributions of assets to stockholders or other capitalization events, the divisor used in calculating the AMEX Hong Kong 30 Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the AMEX Hong Kong 30 Index and in order that the value of the AMEX Hong Kong 30 Index immediately after such change will equal the level of the AMEX Hong Kong 30 Index immediately prior to the change. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. Nevertheless, changes in the identities and characteristics of the stocks comprising the AMEX Hong Kong 30 Index may significantly affect the behavior of the AMEX Hong Kong 30 Index over time.

Eligibility Standards for the Inclusion and Maintenance of Component Stocks in the AMEX Hong Kong 30 Index

              The Exchange states that it selects securities comprising the AMEX Hong Kong 30 Index based on their market weight, trading liquidity, and representativeness of the business industries reflected on the HKSE. The Exchange will require that each AMEX Hong Kong 30 Index component security be one issued by an entity with major business interests in Hong Kong, listed for trading on the HKSE, and have its primary trading market located in a country with which the Exchange has an effective surveillance sharing agreement. The Exchange will remove any AMEX Hong Kong 30 Index component security that fails to meet any of the foregoing listing and maintenance criteria within 30 days after such a failure occurs. To ensure that the AMEX Hong Kong 30 Index does not consist of a number of thinly- capitalized, low-priced securities with small public floats and low trading volumes, the Exchange has established additional listing and maintenance criteria:

  •
  All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily capitalization, as calculated by the total number of shares outstanding times the latest price per share (in Hong Kong dollars), measured over the prior six month period, of at least HK$3 billion (approximately US$380 million);

  •
  All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, a minimum free float value (total freely tradeable outstanding shares less insider holdings), based on a monthly average measured over the prior three month period, of US$238 million, although up to, but no more than, three AMEX Hong Kong 30 Index component securities may have a free float value of less than US$238 million but in no event less than US$150 million, measured over the same period;

  •
  All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily closing price, measured over the prior six month period, not lower than HK$2.50; and

  •
  All component securities selected for inclusion in the AMEX Hong Kong 30 Index must have, and thereafter maintain, an average daily trading volume, measured over the prior six month period, of more than one million shares per day, although up to, but no more than, three component securities may have an average daily trading volume, measured over the prior six month period, of less than one million shares per day, but in no event less than 500,000 shares per day.

              Beginning in 1994, the Exchange has reviewed the AMEX Hong Kong 30 Index's component securities on a quarterly basis, conducted on the last business day in January, April, July and October. Any component security failing to meet the above listing and maintenance criteria is reviewed on the second Friday of the second month following the quarterly review again to determine compliance with the above criteria. Any AMEX Hong Kong 30 Index component stock failing this second review is replaced by a "qualified" AMEX Hong Kong 30 Index component stock effective upon the close of business on the following Friday, provided, however, that if such Friday is not a business day, the replacement will be effective at the close of business on the first preceding business day. The Exchange will notify its membership immediately after it determines to replace an AMEX Hong Kong 30 Index component stock.

              The AMEX Hong Kong 30 Index will be maintained by the Exchange and will contain at least thirty component stocks at all times. Pursuant to Exchange Rule 901C(b), the Exchange may change the composition of the AMEX Hong Kong 30 Index at any time in order to reflect more accurately the composition and track the movement of the Hong Kong stock market. Any replacement component stock must also meet the component stock listing and maintenance standards as discussed above. If the number of AMEX Hong Kong 30 Index component securities in the AMEX Hong Kong 30 Index falls below thirty, no new option series based on the AMEX Hong Kong 30 Index will be listed for trading unless and until the Securities and Exchange Commission approves a rule filing pursuant to section 19(b) of the notes Exchange Act of 1934 reflecting such change.

The Hong Kong Stock Exchange

              Trading on the HKSE is fully electronic through an Automatic Order Matching and Execution System. The system is an electronic order book in which orders are matched and executed instantaneously if there are matching orders in the book, and on the basis of time/price priority. On-line real-time order entry and execution have eliminated the previous limitations of telephone-based trading. Trading takes place through trading terminals on the trading floor. There are no market-makers on the HKSE, but exchange dealers may act as dual capacity broker-dealers. Trading is undertaken from 10:00 a.m. to 12:30 p.m. and then from 2:30 p.m. to 3:55 p.m. (Hong Kong time) every Hong Kong day except Saturdays, Sundays and other days on which the HKSE is closed. Hong Kong time is 12 hours ahead of Eastern Daylight Savings Time and 13 hours ahead of Eastern Standard Time. Settlement of trade is required within 48 hours and is conducted by electronic book-entry delivery through the Central Clearing and Settlement System.

              Due to the time differences between New York City and Hong Kong, on any normal trading day, trading on the HKSE, as of the date of this underlying supplement, will cease at 12:30 a.m. or 3:55 a.m., Eastern Daylight Savings Time. Using the last reported closing prices of the stocks underlying the AMEX Hong Kong 30 Index on the HKSE, the closing level of the AMEX Hong Kong 30 Index on any such trading day generally will be calculated, published and disseminated by the Exchange in the United States shortly before the opening of trading on the American Stock Exchange in New York on the same calendar day.

              The HKSE has adopted certain measures intended to prevent any extreme short-term price fluctuations resulting from order imbalances or market volatility. Where the HKSE considers it necessary for the protection of the investor or the maintenance of an orderly market, it may at any time suspend dealings in any securities or cancel the listing of any securities in such circumstances and subject to such conditions as it thinks fit, whether requested by the listed issuer or not. The HKSE may also do so where: (1) an issuer fails, in a manner which the HKSE considers material, to comply with the HKSE Listing Rules or its Listing Agreements; (2) the HKSE considers there are insufficient securities in the hands of the public; (3) the HKSE considers that the listed issuer does not have a sufficient level of operations or sufficient assets to warrant the continued listing of the issuer's securities; or (4) the HKSE considers that the issuer or its business is no longer suitable for listing. Investors should also be aware that the HKSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, until certain price-sensitive information has been disclosed to the public. Trading will not be resumed until a formal announcement has been made. Trading of a company's shares may also be suspended if there is unusual trading activity in such shares.

              An issuer may apply for suspension of its own accord. A suspension request will normally only be acceded to in the following circumstances: (1) where, for a reason acceptable to the HKSE, price-sensitive information cannot at that time be disclosed; (2) where the issuer is subject to an offer, but only where terms have been agreed in principle and require discussion with, and agreement by, one or more major shareholders (suspensions will only normally be appropriate where no previous announcement has been made); (3) to maintain an orderly market; (4) where there is an occurrence of certain levels of notifiable transactions, such as substantial changes in the nature, control or structure of the issuer, where publication of full details is necessary to permit a realistic valuation to be made of the securities concerned, or the approval of shareholders is required; (5) where the issuer is no longer suitable for listing, or becomes a "cash" company; or (6) for issuers going into receivership or liquidation. As a result of the foregoing, variations in the AMEX Hong Kong 30 Index may be limited by suspension of trading of individual stocks which comprise the AMEX Hong Kong 30 Index which may, in turn, adversely affect the value of the notes.

License Agreement with the Exchange

              We have entered into an agreement with the Exchange, formerly known as the American Stock Exchange LLC, providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the AMEX Hong Kong 30 Index, which is owned and published by the Exchange, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by the Exchange (including its affiliates). The Exchange has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. The Exchange makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The Exchange has no relationship to Credit Suisse other than the licensing of the AMEX Hong Kong 30 Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by the Exchange without regard to Credit Suisse or the notes. The Exchange has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the AMEX Hong Kong 30 Index. The Exchange is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Exchange has no liability in connection with the administration, marketing or trading of the notes.

              The Exchange is under no obligation to continue the calculation and dissemination of the AMEX Hong Kong 30 Index and the method by which the AMEX Hong Kong 30 Index is calculated and the name "AMEX Hong Kong 30 Index" may be changed at the discretion of the Exchange. No inference should be drawn from the information contained in this underlying supplement that the Exchange makes any representation or warranty, implied or express, to you or any member of the public regarding the advisability of investing in securities generally or in the notes in particular or the ability of the AMEX Hong Kong 30 Index to track general stock market performance. The Exchange has no obligation to take into account your interest, or that of anyone else having an interest in determining, composing or calculating the AMEX Hong Kong 30 Index. The Exchange is not responsible for, and has not participated in the determination of the timing of, prices for or quantities of, the notes or in the determination or calculation of the equation by which the notes are to be settled in cash. The Exchange has no obligation or liability in connection with the administration, marketing or trading of the notes. The use of and reference to the AMEX Hong Kong 30 Index in connection with the notes have been consented to by the Exchange.

              The Exchange disclaims all responsibility for any inaccuracies in the data on which the AMEX Hong Kong 30 Index is based, or any mistakes or errors or omissions in the calculation or dissemination of the AMEX Hong Kong 30 Index.

THE DOW JONES INDICES

THE DOW JONES INDUSTRIAL AVERAGESM

              We have derived all information regarding the Dow Jones Industrial AverageSM (the "DJIA") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc.

              The Dow Jones Industrial AverageSM is a price-weighted index comprised of 30 common stocks selected at the discretion of the editors of The Wall Street Journal (the "WSJ"), which is published by Dow Jones & Company, Inc. (the "Dow Jones"), as representative of the broad market of U.S. industry. There are no pre-determined criteria for selection of a component stock except that component companies represented by the DJIA should be established U.S. companies that are leaders in their industries. The DJIA serves as a measure of the entire U.S. market, including such sectors as financial services, technology, retail, entertainment and consumer goods, and is not limited to traditionally defined industrial stocks. The DJIA is reported by Bloomberg under the ticker symbol "INDU."

Methodology of the DJIA

              Changes in the composition of the DJIA are made entirely by the editors of the WSJ without consultation with the component companies represented in the DJIA, any stock exchange, any official agency or us. In order to maintain continuity, changes to the component stocks included in the DJIA tend to be made infrequently and generally occur only after corporate acquisitions or other dramatic shifts in a component company's core business. When one component stock is replaced, the entire index is reviewed. As a result, multiple component changes are often implemented simultaneously. The component stocks of the DJIA may be changed at any time for any reason.

              The DJIA is price-weighted rather than market capitalization-weighted. Therefore, the component stock weightings are affected only by changes in the stocks' prices, in contrast with the weightings of other indices that are affected by both price changes and changes in the number of shares outstanding. The value of the DJIA is the sum of the primary exchange prices of each of the common stocks included in the DJIA, divided by a divisor. The divisor is changed in accordance with a mathematical formula to adjust for stock dividends, splits, spin-offs and other corporate actions such as rights offerings and extraordinary dividends. Normal cash dividends are not taken into account in the calculation of the DJIA. The current divisor of the DJIA is published daily in the WSJ and other publications. While this methodology reflects current practice in calculating the DJIA, no assurance can be given that Dow Jones will not modify or change this methodology.

              The formula used to calculate divisor adjustments is:

New Divisor	=	Current Divisor	x	Adjusted Sum of Closing Prices Unadjusted Sum of Closing Prices

THE DOW JONES U.S. FINANCIALS INDEX

              We have derived all information regarding the Dow Jones U.S. Financials Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, Dow Jones & Company, Inc.

              The Dow Jones U.S. Financials Index measures the performance of the financial industry portion of the United States equity market. Dow Jones U.S. Financials Index components are drawn from the Bank, Insurance and Financial Services (including Real Estate) supersectors. The Dow Jones U.S. Financials Index is a subset of the Dow Jones U.S. Index which in turn is a subset of the Dow Jones World Index, a benchmark family that follows some 6,000 stocks from 46 countries. The Dow Jones U.S. Financials Index is reported by Bloomberg under the ticker symbol "DJUSFN." For information concerning the methodology of the Dow Jones U.S. Financials Index, please refer to "Methodology of the Dow Jones U.S. Indices" below.

Methodology of the Dow Jones U.S. Indices

              The Dow Jones U.S. Indices are market capitalization-weighted indices in which only the shares of each company that are readily available to investors—the "float"—are counted. Dow Jones U.S. Index component candidates must be common shares or other securities that have the characteristics of common equities. All classes of common shares, both fully and partially paid, are eligible. Fixed-dividend shares and securities such as convertible notes, warrants, rights, mutual funds, unit investment trusts, closed-end fund shares, and shares in limited partnerships are not eligible. Temporary issues arising from corporate actions, such as "when-issued" shares, are considered on a case-by-case basis when necessary to maintain continuity in a company's index membership. REITs, listed property trusts and similar real-property-owning pass-through structures taxed as REITs by their domiciles also are eligible. Multiple classes of shares are included if each issue, on its own merit, meets the other eligibility criteria. Securities that have had more than ten nontrading days during the past quarter are excluded. Stocks in the top 95% of the index universe by free float market capitalization are selected as components of the U.S. Index, skipping stocks that fall within the bottom 1% of the universe by free float market capitalization and within the bottom .01% of the universe by turnover.

              To be included in the Dow Jones U.S. Financials Index, the issuer of the component securities must be classified in the financials industry as maintained by the Industry Classification Benchmark ("ICB").

              The Dow Jones U.S. Indices are reviewed by Dow Jones on a quarterly basis. Shares outstanding totals for component stocks are updated during the quarterly review. However, if the number of outstanding shares for an index component changes by more than 10% due to a corporate action, the shares total will be adjusted immediately after the close of trading on the date of the event. Whenever possible, Dow Jones will announce the change at least two business days prior to its implementation. Changes in shares outstanding due to stock dividends, splits and other corporate actions also are adjusted immediately after the close of trading on the day they become effective. Quarterly reviews are implemented during March, June, September and December. Both component changes and share changes become effective at the opening on the first Monday after the third Friday of the review month. Changes to the Dow Jones U.S. Indices are implemented after the official closing values have been established. All adjustments are made before the start of the next trading day. Constituent changes that result from the periodic review will be announced at least two business days prior to the implementation date. In addition to the scheduled quarterly review, the Dow Jones U.S. Indices are reviewed on an ongoing basis. Changes in index composition and related weight adjustments are necessary whenever there are extraordinary events such as delistings, bankruptcies, mergers or takeovers involving index components. In these cases, each event will be taken into account as soon as it is effective. Whenever possible, the changes in the index components will be announced at least two business days prior to their implementation date. In the event that a component no longer meets the eligibility requirements, it will be removed from the Dow Jones U.S. Indices. You can find a list of the companies whose common stocks are currently included in the Dow Jones U.S. Indices on the Dow Jones website. Information included in such website is not a part of this underlying supplement.

Background on the ICB

              ICB, a joint classification system launched by FTSE Group and Dow Jones U.S. Indices offers broad, global coverage of companies and securities and classifies them based on revenue, not earnings. ICB classifies stocks into groups of 10 industries, 19 supersectors, 41 sectors and 114 subsectors. The Financials industry is composed of the Banks supersector, the Insurance supersector and the Financial Services supersector. The Bank supersector includes companies in the Bank sector, the Insurance supersector includes companies in the nonlife insurance and life insurance sectors and the Financial Services supersector includes companies in the real estate, general financial, equity investment instruments and nonequity investment instrument sectors.

Calculation and Adjustments

Input Data Sources.

              Real-time stock prices are provided by Reuters, with the latest trading price used for index calculation. The number of shares is determined separately for each class of stock. This information is obtained from regulatory filings and a variety of data vendors or from the companies themselves. Corporate actions are sourced from public news services, regulatory filings, data vendors and the companies themselves. Float data are obtained from a variety of sources including data vendors, exchanges, regulators and the companies themselves.

Index Formula.

              The Dow Jones U.S. Indices are calculated using a Laspeyres formula. This formula is used for the calculation of the price return index. The only difference is that the divisor Dt is different for the two indexes. The index is computed as follows:

              The above mentioned formula can be simplified as follows:

              where:

Dt	=	= divisor at time (t)

n	=	the number of stocks in the index
Pi0	=	the closing level of stock i at the base date (December 31, 1991)
qi0	=	the number of shares of company i at the base date (December 31, 1991)
Pit	=	the price of stock i at time (t)
qit	=	the number of shares of company i at time (t)
Ct	=	the adjustment factor for the base date market capitalization
T	=	the time the index is computed
Mt	=	market capitalization of the index at time (t)
Bt	=	adjusted base date market capitalization of the index at time (t)

              Dividend payments are not taken into account in the price index, whereas dividend payments are reinvested in the index sample of the total return index. Any dividend larger than 10% of the equity price is considered a special dividend, which requires a divisor adjustment. The adjustment protects the index from the effects of changes in index composition and the impact of corporate actions.

Divisor Adjustments.

              Corporate actions affect the share capital of component stocks and therefore trigger increases or decreases in the index. To avoid distortion, the divisor of the index is adjusted accordingly. Changes in the index's market capitalization due to changes in the composition (additions, deletions or replacements), weighting (following quarterly reviews or changes of more than 10% in a single component's share number) or corporate actions (mergers, spinoffs, rights offerings, repurchase of shares, public offerings, return of capital, or special cash or stock distributions of other stocks) result in a divisor change to maintain the index's continuity. By adjusting the divisor, the index value retains its continuity before and after the event.

Formulae for Divisor Adjustment.

              The following formulae will be used for divisor adjustments. (Note: No divisor adjustments are necessary for stock splits, since market capitalization does not change and the share number and share price are adjusted prior to the opening of trading on the split's ex-date.)

Dt	=	divisor at time (t)
Dt+1	=	divisor at time (t+1)
Pit	=	stock price of company i at time (t)
qit	=	number of shares of company i at time (t)
ΔMCt+1	=	add new component's market capitalization and adjusted market capitalization (calculated with adjusted closing levels and shares effective at time t+1 and/or minus market capitalization of companies to be deleted (calculated with closing levels and shares at time t). If the current trading price of an issue is unavailable, the previous trading session's closing level is used. However, if the issue is affected by any corporate action that requires an adjustment, then the adjusted price is used.

Adjustments for Corporate Actions.

              An index divisor may decrease ( \/ ) or increase ( /\ ) or keep constant (/*/) when corporate actions occur for a component stock. Assuming shareholders receive "B" new shares for every "A" share held for the following corporate actions:

DIVISOR:	\/	A) Cash dividend (applied for return index only) adjusted price = closing level - dividend announced by the company
DIVISOR:	/\	B) Special Cash dividend (applied for price return index only) adjusted price = closing level - dividend announced by the company
DIVISOR:	/*/	C) Split and Reverse Split adjusted price = closing level * A / B new number of shares = old number of shares * B / A
DIVISOR:	/\	D) Rights Offering adjusted price = (closing level * A + subscription price * B) / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	/*/	E) Stock Dividend adjusted price = closing level * A / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	\/	F) Stock Dividend of a Different Company Security adjusted price = (closing level * A - price of the different company security * B) / A
DIVISOR:	\/	G) Return of Capital and Share Consolidation adjusted price = (closing level - dividend announced by company) * A / B new number of shares = old number of shares * B / A
DIVISOR:	\/	H) Repurchase Shares-Self-Tender
adjusted price = (closing level - dividend announced by company) * A / B new number of shares = old number of shares * B / A adjusted price = [(price before tender * old number of shares) - (tender price * number of tendered shares)] / (old number of shares - number of tendered shares) new number of shares = old number of shares - number of tendered shares
DIVISOR:	\/	I) Spinoff adjusted price = (closing level * A - price of spun-off shares * B) / A
DIVISOR:	/\	J) Combination Stock Distribution (Dividend or Split) and Rights Offering Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:
• If rights are applicable after stock distribution (one action applicable to other) adjusted price = [closing level * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)] new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A
• If stock distribution is applicable after rights (one action applicable to other) adjusted price = [closing level * A + subscription price * C] / [(A + C) * (1 + B / A)] new number of shares = old number of shares * [(A + C) * (1 + B / A)]
DIVISOR:	/\	K) Stock Distribution and Rights (Neither Action is Applicable to the Other)
adjusted price = [closing level * A + subscription price * C] / [A + B + C]
new number of shares = old number of shares * [A + B + C]

Computational Precision.

              The value of Dow Jones U.S. Indices are rounded to two decimal places and divisors are rounded to integers. Any values derived by the index calculation engine from a corporate action used for the divisor adjustments and index computations are rounded to seven decimal places.

License Agreement with Dow Jones

              We have entered into an agreement with Dow Jones providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones Industrial AverageSM and the Dow Jones U.S. Indices, which are owned and published by Dow Jones, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by Dow Jones. Dow Jones makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly. Dow Jones' only relationship to Credit Suisse is the licensing of certain trademarks, trade names and service marks of Dow Jones and of the DJIA and the Dow Jones U.S. Indices, which are determined, composed and calculated by Dow Jones without regard to Credit Suisse or the notes. Dow Jones has no obligation to take the needs of Credit Suisse or the holders of the notes into consideration in determining, composing or calculating the DJIA or the Dow Jones U.S. Indices. Dow Jones is not responsible for and has not participated in the determination of the timing, prices, or quantities of the notes to be issued. Dow Jones has no obligation or liability in connection with the administration, marketing or trading of the notes.

              DOW JONES DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DJIA OR THE DOW JONES U.S. INDICES OR ANY DATA INCLUDED THEREIN AND DOW JONES SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. DOW JONES MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE DJIA OR THE DOW JONES U.S. INDICES OR ANY DATA INCLUDED THEREIN. DOW JONES MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DJIA OR THE DOW JONES U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL DOW JONES HAVE ANY LIABILITY FOR ANY LOST PROFITS OR INDIRECT, PUNITIVE, SPECIAL OR CONSEQUENTIAL DAMAGES OR LOSSES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THERE ARE NO THIRD PARTY BENEFICIARIES OF ANY AGREEMENTS OR ARRANGEMENTS BETWEEN DOW JONES AND CREDIT SUISSE.

              "DOW JONESSM," "DOW JONES INDUSTRIAL AVERAGESM" AND "DOW JONES U.S. FINANCIALS INDEXSM" ARE SERVICE MARKS OF DOW JONES AND HAVE BEEN LICENSED FOR USE BY CREDIT SUISSE. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY DOW JONES, AND DOW JONES MAKES NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE DOW JONES EURO STOXX 50® INDEX

              We have derived all information regarding the Dow Jones EURO STOXX 50 Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by STOXX Limited. The Dow Jones EURO STOXX 50® Index is calculated, maintained and published by STOXX Limited.

              The Dow Jones EURO STOXX 50® Index was created by STOXX Limited, a joint venture between Deutsche Börse AG, Dow Jones & Company and SWX Swiss Exchange. Publication of the Dow Jones EURO STOXX 50® Index began on February 28, 1998, based on an initial Dow Jones EURO STOXX 50® Index value of 1,000 at December 31, 1991. The Dow Jones EURO STOXX 50® Index is published in The Wall Street Journal and disseminated on the STOXX Limited website, which sets forth, among other things, the country and industrial sector weightings of the securities included in the Dow Jones EURO STOXX 50® Index and updates these weightings at the end of each quarter. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement. The Dow Jones EURO STOXX 50® Index is reported by Bloomberg under the ticker symbol "SX5E."

Methodology of the Dow Jones EURO STOXX 50 Index

              The Dow Jones EURO STOXX 50® Index is composed of 50 component stocks of market sector leaders from within the Dow Jones EURO STOXX® Index, which includes stocks selected from the Eurozone. The component stocks have a high degree of liquidity and represent the largest companies across all market sectors defined by the Industry Classification Benchmark.

              The composition of the Dow Jones EURO STOXX 50® Index is reviewed annually, based on the closing stock data on the last trading day in August. The component stocks are announced the first trading day in September. Changes to the component stocks are implemented on the third Friday in September and are effective the following trading day. Changes in the composition of the Dow Jones EURO STOXX 50® Index are made to ensure that the Dow Jones EURO STOXX 50® Index includes the 50 market sector leaders from within the Dow Jones EURO STOXX® Index. A current list of the issuers that comprise the Dow Jones EURO STOXX 50® Index is available on the STOXX Limited website. Information contained in the STOXX Limited website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement.

              The free float factors for each component stock used to calculate the Dow Jones EURO STOXX 50® Index, as described below, are reviewed, calculated and implemented on a quarterly basis and are fixed until the next quarterly review. Each component's weight is capped at 10% of the Dow Jones EURO STOXX 50® Index's total free float market capitalization.

              The Dow Jones EURO STOXX 50® Index is also reviewed on an ongoing basis. Corporate actions (including initial public offerings, mergers and takeovers, spin-offs, delistings and bankruptcy) that affect the Dow Jones EURO STOXX 50® Index composition are immediately reviewed. Any changes are announced, implemented and effective in line with the type of corporate action and the magnitude of the effect.

Computation of the Dow Jones EURO STOXX 50® Index

              The Dow Jones EURO STOXX 50® Index is calculated with the "Laspeyres formula," which measures the aggregate price changes in the component stocks against a fixed base quantity weight. The formula for calculating the Dow Jones EURO STOXX 50® Index value can be expressed as follows:

Index	=	free float market capitalization of the Dow Jones EURO STOXX 50® Index divisor

              The "free float market capitalization of the Dow Jones EURO STOXX 50® Index" is equal to the sum of the products of the closing price, market capitalization and free float factor for each component stock as of the time the Dow Jones EURO STOXX 50® Index is being calculated.

              The Dow Jones EURO STOXX 50® Index is also subject to a divisor, which is adjusted to maintain the continuity of Dow Jones EURO STOXX 50® Index values despite changes due to corporate actions. The following is a summary of the adjustments to any component stock made for corporate actions and the effect of such adjustment on the divisor, where shareholders of the component stock will receive "B" number of shares for every "A" share held (where applicable). The divisor may increase ( /\ ), decrease ( \/ ) or be held constant (/*/).

DIVISOR:	\/	A) Cash dividend adjusted price = closing price - announced dividend * (1 - withholding tax)
DIVISOR:	/\	B) Special Cash dividend (applied for price return index only) adjusted price = closing price - announced dividend * (1 - withholding tax)
DIVISOR:	/*/	C) Split and Reverse Split adjusted price = closing price * A / B new number of shares = old number of shares * B / A
DIVISOR:	/\	D) Rights Offering adjusted price = (closing price * A + subscription price * B) / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	/*/	E) Stock Dividend adjusted price = closing price * A / (A + B) new number of shares = old number of shares * (A + B) / A
DIVISOR:	\/	F) Stock Dividend of a Different Company Security adjusted price = (closing price * A - price of the different company security * B) / A
DIVISOR:	\/	G) Return of Capital and Share Consolidation adjusted price = (closing price - dividend announced by company * (1 - withholding tax)) * A / B new number of shares = old number of shares * B / A
DIVISOR:	\/	H) Repurchase Shares-Self-Tender
adjusted price = ((price before tender * old number of shares) - (tender price * number of tendered shares)) / (old number of shares - number of tendered shares) new number of shares = old number of shares - number of tendered shares
DIVISOR:	\/	I) Spinoff adjusted price = (closing price * A - price of spun-off shares * B) / A
DIVISOR:	/\	J) Combination Stock Distribution (Dividend or Split) and Rights Offering Shareholders receive B new shares from the distribution and C new shares from the rights offering for every A shares held:
• If rights are applicable after stock distribution (one action applicable to other)
adjusted price = [closing price * A + subscription price * C * (1 + B / A)] / [(A + B) * (1 + C / A)
new number of shares = old number of shares * [(A + B) * (1 + C / A)] / A
• If stock distribution is applicable after rights (one action applicable to other)
adjusted price = [closing price * A + subscription price * C] / [(A + C) * (1 + B / A)]
new number of shares = old number of shares * [(A + C) * (1 + B / A)]
DIVISOR:	/\	K) Stock Distribution and Rights (Neither Action is Applicable to the Other)
adjusted price = [closing price * A + subscription price * C] / [A + B + C]
new number of shares = old number of shares * [A + B + C]

License Agreement with STOXX Limited

              We have entered into an agreement with STOXX Limited providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Dow Jones EURO STOXX 50® Index, which is owned and published by STOXX Limited, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by STOXX Limited (including its affiliates) (collectively referred to as "STOXX Limited"). STOXX Limited has not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to the notes. STOXX Limited makes no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Dow Jones EURO STOXX 50® Index to track general stock market performance. STOXX Limited has no relationship to Credit Suisse other than the licensing of the Dow Jones EURO STOXX 50® Index and the related trademarks for use in connection with the notes, which index is determined, composed and calculated by STOXX Limited without regard to Credit Suisse or the notes. STOXX Limited has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the Dow Jones EURO STOXX 50® Index. STOXX Limited is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. STOXX Limited has no liability in connection with the administration, marketing or trading of the notes.

              STOXX LIMITED DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN AND STOXX LIMITED SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS OR INTERRUPTIONS THEREIN. STOXX LIMITED MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, HOLDERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY IN CONNECTION WITH THE USE OF THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. STOXX LIMITED MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE DOW JONES EURO STOXX 50® INDEX OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL STOXX LIMITED HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY THEREOF. THE LICENSING AGREEMENT BETWEEN CREDIT SUISSE AND STOXX LIMITED IS SOLELY FOR THEIR BENEFIT AND NOT FOR THE BENEFIT OF THE OWNERS OF THE NOTES OR ANY THIRD PARTIES.

              THE DOW JONES EURO STOXX 50® INDEX AND STOXX® ARE THE INTELLECTUAL PROPERTY (INCLUDING REGISTERED TRADEMARKS) OF STOXX LIMITED, ZURICH, SWITZERLAND AND/OR DOW JONES & COMPANY, INC., A DELAWARE CORPORATION (THE "LICENSORS"), AND HAVE BEEN LICENSED FOR CERTAIN PURPOSES BY CREDIT SUISSE. THE NOTES ARE NOT SPONSORED, ENDORSED, SOLD OR PROMOTED BY THE LICENSORS, AND THE LICENSORS MAKE NO REPRESENTATION REGARDING THE ADVISABILITY OF INVESTING IN THE NOTES.

THE FTSE INDICES

              We have derived all information regarding the FTSE 100 Index and the FTSE/Xinhua China 25 Index contained in this underlying supplement, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by FTSE International Limited ("FTSE") and FTSE/Xinhua Index Limited ("FXI"). FTSE and FXI have no obligation to continue to publish, and may discontinue publication of, the FTSE 100 Index and the FTSE/Xinhua China 25 Index, respectively.

THE FTSE™ 100 INDEX

              The FTSE™ 100 Index (the "FTSE 100 Index") was first calculated on January 3, 1984 with an initial base level index value of 1,000 points. Publication of the FTSE 100 Index began in February 1984. Real-time FTSE indices are calculated on systems managed by Reuters. Prices and FX rates used are supplied by Reuters. The FTSE 100 Index is calculated, published and disseminated by FTSE, a company owned equally by the London Stock Exchange PLC ("LSE") and the Financial Times Limited (the "FT"), in association with the Institute and the Faculty of Actuaries.

              The FTSE 100 Index is a free float-adjusted index that measures the composite price performance of stocks of the largest 100 companies (determined on the basis of market capitalization) traded on the LSE. The 100 stocks included in the FTSE 100 Index (the "FTSE Underlying Stocks") were selected from a reference group of stocks trading on the LSE which were selected by excluding certain stocks that have low liquidity based on public float, accuracy and reliability of prices, size and number of trading days. The FTSE Underlying Stocks were selected from this reference group by selecting 100 stocks with the largest market value. A list of the issuers of the FTSE Underlying Stocks is available from FTSE. The FTSE 100 Index is reported by Bloomberg under the ticker symbol "UKX."

Methodology of the FTSE 100 Index

              The FTSE 100 Index is calculated by (i) multiplying the per share price of each stock included in the FTSE 100 Index by the number of outstanding shares, (ii) calculating the sum of all these products (such sum being hereinafter the "FTSE Aggregate Market Value") as of the starting date of the FTSE 100 Index, (iii) dividing the FTSE Aggregate Market Value by a divisor which represents the FTSE Aggregate Market Value on the base date of the FTSE 100 Index and which can be adjusted to allow changes in the issued share capital of individual underlying stocks including the deletion and addition of stocks, the substitution of stocks, stock dividends and stock splits to be made without distorting the FTSE 100 Index and (iv) multiplying the result by 1,000. Because of such capitalization weighting, movements in share prices of companies with relatively larger market capitalization will have a greater effect on the level of the entire FTSE 100™ than will movements in share prices of companies with relatively smaller market capitalization.

              The FTSE 100 Index is reviewed quarterly by an Index Steering Committee of the LSE in order to maintain continuity in the level. Changes to the constituents can prompted by new listings on the exchange, corporate actions (e.g., mergers and acquisitions) or an increase or decrease in a market capitalization. The FTSE Underlying Stocks may be replaced, if necessary, in accordance with deletion/addition rules which provide generally for the removal and replacement of a stock from the FTSE 100 Index if such stock is delisted or its issuer is subject to a takeover offer that has been declared unconditional or it has ceased, in the opinion of the Index Steering Committee, to be a viable component of the FTSE 100 Index. To maintain continuity, a stock will be added at the quarterly review if it has risen to 90th place or above and a stock will be deleted if at the quarterly review it has fallen to 111th place or below, in each case ranked on the basis of market capitalization. Where a greater number of companies qualify to be interested in the FTSE 100 Index than those qualifying to be deleted, the lowest ranking constituents presently included in the FTSE 100 Index will be deleted to ensure that an equal number of companies are inserted and deleted at the periodic review. Likewise, where a greater number of companies qualify to be deleted than those qualifying to be inserted, the securities of the highest ranking companies which are presently not included in the index will be inserted to match the number of companies being deleted at the periodic review.

License Agreement with FTSE

              We intend to enter into an agreement with FTSE providing us and certain of our affiliates or subsidiaries with a non-exclusive license and, for a fee, with the right to use the FTSE 100 Index, which is owned and published by the FTSE, in connection with certain securities, including the notes.

              All rights to the FTSE 100 Index are owned by the FTSE, the publisher of the FTSE 100 Index. None of the LSE, the Financial Times and FTSE has any relationship to Credit Suisse or the notes. None of the LSE, the Financial Times and the FTSE sponsors, endorses, authorizes, sells or promotes the notes, or has any obligation or liability in connection with the administration, marketing or trading of the notes.

              The notes are not in any way sponsored, endorsed, sold or promoted by FTSE or by the LSE or by the FT and none of FTSE, the LSE or FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE 100 Index and/or the figure at which the said Index stands at any particular time on any particular day or otherwise. The FTSE 100 Index is compiled and calculated solely by FTSE. However, none of FTSE, the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE 100 Index and none of FTSE, the LSE or FT shall be under any obligation to advise any person of any error therein.

              "FTSE™" and "Footsie™" are trademarks of LSE and FT and are used by FTSE under license.

THE FTSE/XINHUA CHINA 25™ INDEX

              The FTSE/Xinhua China 25™ Index (the "FTSE/Xinhua China 25 Index") is a stock index calculated, published and disseminated by FXI, a joint venture of FTSE and Xinhua Financial Network Limited ("Xinhua"), and is designed to represent the performance of the mainland Chinese market that is available to international investors and includes companies that trade on the HKSE. FTSE/Xinhua Index Limited has no obligation to continue to publish, and may discontinue publication of, the FTSE/Xinhua China 25 Index.

              The FTSE/Xinhua China 25 Index is quoted in Hong Kong dollars ("HKD") and currently is based on the 25 largest and most liquid Chinese stocks (called "H" shares and "Red Chip" shares), listed and trading on the HKSE. "H" shares are securities of companies incorporated in the People's Republic of China and nominated by the Chinese government for listing and trading on the HKSE. "Red Chip" shares are securities of companies incorporated outside of the People's Republic of China, which are substantially owned, directly or indirectly, by Chinese state-owned enterprises and have the majority of their business interests in mainland China. Both "H" shares and "Red Chip" shares are quoted and traded in Hong Kong Dollars and are available only to international investors, who are not citizens of the People's Republic of China. The FTSE/Xinhua China 25 Index is reported by Bloomberg under the ticker symbol "XIN0I."

Methodology of the FTSE/Xinhua China 25 Index

              The FTSE/Xinhua China 25 Index is calculated using the free float index calculation methodology of the FTSE Group. The index is calculated using the following algorithm:

where:

    (n) is the number of securities in the FTSE/Xinhua China 25 Index,

    (p) is the latest trade price of the component security "n",

    (e) is the exchange rate required to convert the security's home currency into the index's base currency,

    (s) is the number of shares of the security in issue,

    (f) is the portion of free floating shares, adjusted in accordance with the policies of the FTSE/Xinhua Index Limited,

    (c) is the capping factor published by the FTSE/Xinhua Index Limited at the most recent quarterly review of the index, and

    (d) is the divisor, a figure that represents the total issued share capital of the index at the base date, which may be adjusted to allow for changes in the issued share capital of individual securities without distorting the FTSE/Xinhua China 25 Index.

              The FTSE/Xinhua China 25 Index uses actual trade prices for securities with local stock exchange quotations and Reuters real-time spot currency rates for its calculations. Under this methodology, FTSE/Xinhua Index Limited excludes from free floating shares trade investments in a FTSE/Xinhua China 25 Index constituent company by another FTSE/Xinhua China 25 Index constituent company, significant long-term holdings by founders, directors and/or their families, employee share schemes (if restricted), government holdings, foreign ownership limits, and portfolio investments subject to lock-in clauses (for the duration of the clause). Free float restrictions are calculated using available published information. The initial weighting of a FTSE/Xinhua China 25 Index constituent stock is applied in bands, as follows:

Free float less than or equal to 15%	Ineligible for inclusion in the FTSE/Xinhua China 25 Index, unless free float is also greater than 5% and the full market capitalization is greater than US$2.5 billion (or local currency equivalent) and it qualifies in all other respects, in which case actual free float is used.
Free float greater than 15% but less than or equal to 20%	20%
Free float greater than 20% but less than or equal to 30%	30%
Free float greater than 30% but less than or equal to 40%	40%
Free float greater than 40% but less than or equal to 50%	50%
Free float greater than 50% but less than or equal to 75%	75%
Free float greater than 75%	100%

              These bands are narrow at the lower end, to ensure that there is sufficient sensitivity in order to maintain accurate representation, and broader at the higher end, in order to ensure that the weightings of larger companies do not fluctuate absent a significant corporate event. Following the application of an initial free float restriction, a FTSE/Xinhua China 25 Index constituent stock's free float will only be changed if its actual free float is more than 5 percentage points above the minimum or 5 percentage points below the maximum of an adjacent band. This 5 percentage point threshold does not apply if the initial free float is less than 15%. Foreign ownership limits, if any, are applied after calculating the actual free float restriction, but before applying the bands shown above. If the foreign ownership limit is more restrictive than the free float restriction, the precise foreign ownership limit is applied. If the foreign ownership limit is less restrictive or equal to the free float restriction, the free float restriction is applied, subject to the bands shown above. The FTSE/Xinhua China 25 Index is periodically reviewed for changes in free float. These reviews coincide with the quarterly reviews undertaken of the FTSE/Xinhua China 25 Index. Implementation of any changes takes place after the close of the index calculation on the third Friday in January, April, July and October. A stock's free float is also reviewed and adjusted if necessary following certain corporate events. If the corporate event includes a corporate action which affects the FTSE/Xinhua China 25 Index, any change in free float is implemented at the same time as the corporate action. If there is no corporate action, the change in free float is applied as soon as practicable after the corporate event. Securities must be sufficiently liquid to be traded. The following criteria, among others, are used to ensure that illiquid securities are excluded:

  •
  Price.  FXI must be satisfied that an accurate and reliable price exists for the purposes of determining the market value of a company. FXI may exclude a security from the FTSE/Xinhua China 25 Index if it considers that an "accurate and reliable" price is not available.

  The FTSE/Xinhua China 25 Index uses the last trade prices from the relevant stock exchanges, when available.

  •
  Liquidity.  Securities in the FTSE/Xinhua China 25 Index will be reviewed annually for liquidity. Securities which do not turn over at least 2% of their shares in issue, after the application of any free float restrictions, per month for ten of the twelve months prior to the quarterly review by FXI will not be eligible for inclusion in the FTSE/Xinhua China 25 Index. An existing constituent failing to trade at least 2.0% of its shares in issue, after the application of any free float restrictions, per month for more than four of the twelve months prior to the quarterly review will be removed after close of the index calculation on the next trading day following the third Friday in January, April, July and October. Any period when a share is suspended will be excluded from the calculation.

  •
  New Issues.  New issues must have a minimum trading record of at least 20 trading days prior to the date of the review and turnover of a minimum of 2% of their shares in issue, after the application of any free float restrictions, per month each month, except in certain circumstances.

              The FTSE/Xinhua China 25 Index, like other indices of FXI, is governed by an independent advisory committee that ensures that the index is operated in accordance with its published ground rules, and that the rules remain relevant to the FTSE/Xinhua China 25 Index.

The HKSE

              Please see "The AMEX Hong Kong 30 Index—Methodology of the AMEX Hong Kong 30 Index—The HKSE" above for information regarding the HKSE.

License Agreement with FTSE/Xinhua Index Limited

              The notes are not in any way sponsored, endorsed, sold or promoted by FXI, FTSE or Xinhua or by the LSE or by FT and neither FXI, FTSE, Xinhua nor the LSE nor FT makes any warranty or representation whatsoever, expressly or impliedly, either as to the results to be obtained from the use of the FTSE/Xinhua China 25 Index and/or the figure at which the FTSE/Xinhua China 25 Index stands at any particular time on any particular day or otherwise. The FTSE/Xinhua China 25 Index is compiled and calculated by or on behalf of FXI. However, neither FXI or FTSE or Xinhua or the LSE or FT shall be liable (whether in negligence or otherwise) to any person for any error in the FTSE/Xinhua China 25 Index and neither FXI, FTSE, Xinhua or the LSE or FT shall be under any obligation to advise any person of any error therein.

              The FTSE/Xinhua China 25 Index is calculated by or on behalf of FXI. FXI does not sponsor, endorse or promote the notes.

              All copyright in the FTSE/Xinhua China 25 Index values and constituent list vest in FXI. Credit Suisse has obtained full license from FXI to use such copyright in connection with the notes.

              "FTSE™" is a trademark jointly owned by LSE and FT. "FTSE/Xinhua" is a trademark of FTSE. "Xinhua" are service marks and trademarks of Xinhua Financial Network Limited. All marks are licensed for use by FXI.

THE HANG SENG INDICES

              We have derived all information contained in this underlying supplement regarding the Hang Seng® Index and the Hang Seng China Enterprises Index, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, HSI Services Limited ("HSI"), a wholly owned subsidiary of Hang Seng Bank. The Hang Seng® Index and the Hang Seng China Enterprises Index are calculated, maintained and published by HSI. HSI has no obligation to continue to publish, and may discontinue publication of, the Hang Seng® Index and the Hang Seng China Enterprises Index.

THE HANG SENG® INDEX

              The Hang Seng® Index was first calculated and published on November 24, 1969. The Hang Seng® Index is a free-float adjusted market capitalization weighted stock market index of the HKSE and purports to be an indicator of the performance of the Hong Kong stock market. The Hang Seng® Index is reported by Bloomberg L.P. under the ticker symbol "HSI."

Hang Seng® Index Composition

              Only companies with a primary listing on the main board of the HKSE are eligible as constituents of the Hang Seng® Index. Mainland China enterprises that have an H-share listing in Hong Kong are eligible for inclusion in the Hang Seng® Index when they meet any one of the following conditions: (1) the H-share company has 100% of its ordinary share capital in the form of H-shares which are listed on the HKSE; (2) the H-share company has completed the process of share reform, with the result that there is no unlisted share capital in the company; or (3) for new H-share initial public offerings, the company has no unlisted share capital. For any H-share company included in the Hang Seng® Index, only the H-share portion of the share capital of the company will be used for index calculation, subject to free float adjustment. H-shares are shares of mainland China companies listed on HKSE.

              To be eligible for selection in the Hang Seng® Index , a company: (1) must be among those that constitute the top 90% of the total market value of all primary shares listed on the HKSE (market value is expressed as an average of the past 12 months); (2) must be among those that constitute the top 90% of the total turnover of all primary listed shares on the HKSE (turnover is aggregated and individually assessed for eight quarterly sub-periods for the past 24 months); and (3) should normally have a listing history of 24 months. From the candidates, final selections are based on the following:

(1) the market value and turnover rankings of the companies; (2) the representation of the sub-sectors within the Index directly reflecting that of the market; and (3) the financial performance of the companies.

              A constituent of the Hang Seng® Index will be removed from the Hang Seng® Index if it has been suspended from trading for one month. Such a constituent may be retained in the Hang Seng® Index only in exceptional circumstances if it is believed that it is highly likely that the constituent will resume trading in the near future.

Hang Seng® Index Calculation

              From September 11, 2006, and phased in over a period of 12 months to September 2007, the calculation methodology of the Hang Seng® Index has been changed from a full market capitalization weighting to a free float-adjusted market capitalization weighting. Under this calculation methodology, the following shareholdings are viewed as strategic in nature and excluded for calculation: shares held by strategic shareholders who individually or collectively control more than 30% of the shareholdings; shares held by directors who individually control more than 5% of the shareholdings; shares held by a Hong Kong-listed company which controls more than 5% of the shareholdings as investments; and shares held by a shareholders who individually or collectively represent more than 5% of the shareholdings in the company and with a publicly disclosed lock-up management. A free float adjustment factor representing the proportion of shares that is free floated as a percentage of the issued shares, is rounded up to the nearest multiple of 5% for the calculation of the Hang Seng® Index and is updated half-yearly.

              A cap of 15% on individual stock weightings is applied. A cap factor is calculated half-yearly to coincide with the regular update of the free float adjustment factor. Additional re-capping is performed upon constituent changes.

The HKSE

              Please see "The AMEX Hong Kong 30 Index—Methodology of the AMEX Hong Kong 30 Index—The HKSE" above for information regarding the HKSE.

THE HANG SENG CHINA ENTERPRISES INDEX

              The Hang Seng China Enterprises Index was launched on August 8, 1994 as a market-capitalization weighted index consisting of all the Hong Kong listed H-shares of Chinese enterprises one year after the first H-share company was listed on the HKSE. H-shares are Hong Kong listed shares, traded in Hong Kong dollars, of Chinese state-owned enterprises. With the launch of the 200-stock Hang Seng Composite Index ("HSCI") on October 3, 2001, the Hang Seng China Enterprises Index became part of the Hang Seng Composite Index Series (the "HSCI Series"). Since then, constituents of the Hang Seng China Enterprises Index comprise only the largest H-share companies included in the HSCI. The Hang Seng China Enterprises Index is reported by Bloomberg L.P. under the ticker symbol "HSCEI."

Hang Seng China Enterprises Index Composition

              To be included in the HSCI and be eligible for inclusion in the Hang Seng China Enterprises Index, a component stock must have a primary listing on the Main Board of the HKSE, and the issuer of such component stock must not have (i) a secondary listing in Hong Kong, (ii) stocks listed on the Growth Enterprises Market or (iii) preference shares, debt securities or other derivatives. A component stock is removed from the HSCI following the semi-annual review process if (a) it experienced more than 20 trading days without turnover during the preceding 12 months (excluding days on which such component stock was suspended from trading) or (b) the component stock's 12-month average market capitalization rank falls to the 240th position or below. Component stocks with less than one year listing history are counted on a pro-rata basis. A component stock is added to the HSCI following the semi-annual review process if (a) it experienced less than 20 trading days without turnover during the preceding 12 months (excluding days on which such component stock was suspended from trading) and (b) the component stock's 12-month average market capitalization rank rises to the 160th position or above. The number of component stocks in the HSCI is fixed at 200, and, in the event that the number of component stocks that are removed from and added to the HSCI is not the same, the next highest ranking component stock will be added or the next lowest ranking component stock will be removed, as the case may be. H-Share companies joining or leaving the HSCI are automatically included or excluded from the Hang Seng China Enterprises Index.

Hang Seng China Enterprises Index Calculation

              The Hang Seng China Enterprises Index had a base value of 1,000 at launch, but was rebased on October 3, 2001 following the launch of the HSCI Series with a value of 2,000 on January 3, 2000 to align the Hang Seng China Enterprises Index with the HSCI Series.

              The calculation methodology of the Hang Seng China Enterprises Index changed on March 6, 2006 to a free float-adjusted market capitalization methodology. This free float adjustment aims to exclude from the index calculation long-term core shareholdings that are not readily available for trading. A free float-adjusted factor, which represents the proportion of shares that are free-floating as a percentage of issued shares, is now used to adjust the number of shares for index calculation. A cap of 15% is placed on individual component stock weights in the Hang Seng China Enterprises Index, which are reviewed semi-annually to ensure that no one component stock dominates the Hang Seng China Enterprises Index. If any component stock exceeds 15% of the value of the Hang Seng China Enterprises Index, HSI will cap such component stock's representation in the Hang Seng China Enterprises Index at 15% until the next following semi-annual review. The following shareholdings are viewed as strategic in nature and are excluded from the Hang Seng China Enterprises Index calculation:

  •
  shares held by strategic shareholder(s) who individually or collectively control more than 30% of the shareholdings;

  •
  shares held by director(s) who individually control more than 5% of the shareholdings;

  •
  shares held by a Hong Kong-listed company that controls more than 5% of the shareholdings as investments; and

  •
  shares held by shareholder(s) who individually or collectively represent more than 5% of the shareholdings in the company and have a publicly disclosed lock-up arrangement.'

The HKSE

              Please see "The AMEX Hong Kong 30 Index—Methodology of the AMEX Hong Kong 30 Index—The HKSE" above for information regarding the HKSE.

Licensing Agreement with HSI Services Limited

              We have entered into an agreement with HSI providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Hang Seng Index and the Hang Seng China Enterprises Index, which is owned and published by HSI, in connection with certain securities, including the notes.

              The Hang Seng Index and the Hang Seng China Enterprises Index are published and compiled by HSI Services Limited pursuant to a license from Hang Seng Data Services Limited. The mark and name of the Hang Seng Index and the Hang Seng China Enterprises Index are proprietary to Hang Seng Data Services Limited. HSI Services Limited and Hang Seng Data Services Limited have agreed to the use of, and reference to, the Hang Seng Index and Hang Seng China Enterprises Index by Credit Suisse, in connection with the notes, BUT NEITHER HSI SERVICES LIMITED NOR HANG SENG DATA SERVICES LIMITED WARRANTS OR REPRESENTS OR GUARANTEES TO ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON (i) THE ACCURACY OR COMPLETENESS OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX AND THEIR COMPUTATION OR ANY INFORMATION RELATED THERETO; OR (ii) THE FITNESS OR SUITABILITY FOR ANY PURPOSE OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN THEM; OR (iii) THE RESULTS WHICH MAY BE OBTAINED BY ANY PERSON FROM THE USE OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX OR ANY COMPONENT OR DATA COMPRISED IN THEM FOR ANY PURPOSE, AND NO WARRANTY OR REPRESENTATION OR GUARANTEE OF ANY KIND WHATSOEVER RELATING TO THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX IS GIVEN OR MAY BE IMPLIED. The process and basis of computation and compilation of the Hang Seng Index and the Hang Seng China Enterprises Index and any of the related formula or formulae, constituent stocks and factors may at any time be changed or altered by HSI Services Limited without notice.

              TO THE EXTENT PERMITTED BY APPLICABLE LAW, NO RESPONSIBILITY OR LIABILITY IS ACCEPTED BY HSI SERVICES LIMITED OR HANG SENG DATA SERVICES LIMITED (i) IN RESPECT OF THE USE OF AND/OR REFERENCE TO THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX BY CREDIT SUISSE IN CONNECTION WITH THE NOTES; OR (ii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES OR ERRORS OF HSI SERVICES LIMITED IN THE COMPUTATION OF THE HANG SENG INDEX AND THE HANG SANG CHINA ENTERPRISES INDEX; OR (iii) FOR ANY INACCURACIES, OMISSIONS, MISTAKES, ERRORS OR INCOMPLETENESS OF ANY INFORMATION USED IN CONNECTION WITH THE COMPUTATION OF THE HANG SENG INDEX OR THE HANG SENG CHINA ENTERPRISES INDEX WHICH IS SUPPLIED BY ANY OTHER PERSON; OR (iv) FOR ANY ECONOMIC OR OTHER LOSS WHICH MAY BE DIRECTLY OR INDIRECTLY SUSTAINED BY ANY BROKER OR HOLDER OF THE NOTES OR ANY OTHER PERSON DEALING WITH THE NOTES AS A RESULT OF ANY OF THE AFORESAID, AND NO CLAIMS, ACTIONS OR LEGAL PROCEEDINGS MAY BE BROUGHT AGAINST HSI SERVICES LIMITED AND/OR HANG SENG DATA SERVICES LIMITED in connection with the notes in any manner whatsoever by any broker, holder or other person dealing with the notes. Any broker, holder or other person dealing with the notes does so therefore in full knowledge of this disclaimer and can place no reliance whatsoever on HSI Services Limited and Hang Seng Data Services Limited. For the avoidance of doubt, this disclaimer does not create any contractual or quasi-contractual relationship between any broker, holder or other person and HSI Services Limited and/or Hang Seng Data Services Limited and must not be construed to have created such relationship.

THE KOREA STOCK PRICE INDEX 200

              We have derived all information regarding the Korea Stock Price Index 200 (the "KOSPI 200") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, Korea Exchange ("KRX"), the publisher of the KOSPI 200. The KOSPI 200 is calculated, maintained and published by KRX. KRX is under no obligation to continue to publish, and may discontinue publication of, the KOSPI 200.

              The KOSPI 200 is a capitalization-weighted index of 200 Korean blue-chip stocks which make up a large majority of the total market value of the KRX Stock Market ("KRX"). The KOSPI 200 is the underlying index for stock index futures and options trading. The constituent stocks are selected on a basis of the market value of the individual stocks, liquidity and their relative positions in their respective industry groups. The KOSPI 200 is reported by Bloomberg under the ticker symbol "KOSPI2."

Methodology of the KOSPI 200

              All common stocks listed on the KRX as of the periodic realignment date (as defined below) will be included in the selection process, except for the stocks which fall into one of the following categories:

  •
  stocks with administrative issues;

  •
  stocks with liquidation issues;

  •
  stocks issued by securities investment companies;

  •
  stocks that have been listed less than one year as of the last trading in April of the year in which the periodic review and selection process occurs;

  •
  stocks belonging to the industry groups other than those industry groups listed below;

  •
  a constituent stock merged into a non-constituent stock;

  •
  a company established as a result of a merger between two constituent stocks; and

  •
  any other stocks that are deemed unsuitable to be included in the constituents of the KOSPI 200.

              The companies listed on the KOSPI 200 are classified into the following industry groups: (i) fisheries, (ii) mining, (iii) manufacturing, (iv) construction, (v) electricity and gas, (vi) services, (vii) post and communication and (viii) finance. The constituents of the KOSPI 200 are selected first from the non-manufacturing industry cluster, and then from the manufacturing industry cluster.

              The constituents from the non-manufacturing industry cluster are selected in accordance with the following:

  •
  Selection is made in descending order of market capitalization, from large to small, in the same industry group, while ensuring the aggregate market capitalization of the concerned industry group is within 70% of that of all industry groups.

  •
  Notwithstanding the above, the stocks whose ranking of trading volume in descending order is below 85% of the stocks included in deliberation within the same industry group are excluded. In such case, the excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

              The constituents from the manufacturing industry cluster are selected in descending order of market capitalization, while excluding stocks whose ranking of trading volume in descending order is below 85% of the stocks included in the process within the same industry group. The excluded stock is replaced by a stock that is next in ranking in market capitalization, but satisfies the trading volume criteria.

              Notwithstanding anything above, a stock whose market capitalization is within the top 50 in terms of market capitalization may be included in the constituents of the KOSPI 200, by taking into consideration the influence that its industry group has on the KOSPI 200, as well as the liquidity of that stock. Stocks to be placed on the replacement list are selected from the stocks included for deliberation, excluding those already selected as constituents of the KOSPI 200.

Computation of the KOSPI 200

              The KOSPI 200 is computed by multiplying (i) the market capitalization as of the calculation time divided by the market capitalization as of the base date, by (ii) 100. The base date of the KOSPI 200 is January 3, 1990 with a base index of 100. Market capitalization is obtained by multiplying the number of listed common shares of the constituents by the price of the concerned common share.

              If the number of listed shares increases due to rights offering, bonus offering and stock dividend, which accompany ex-right or ex-dividend, such increase is included in the number of listed shares on the ex-right date or ex-dividend date.

              Share prices refer to the market price established during the regular trading session. If no trading took place on such day, the quotation price is used and if no quotation price is available, the closing price of the most recent trading day is used.

Stock Revision

              The constituents of the KOSPI 200 are realigned once a year while observing each of the following:

  •
  An existing constituent will not be removed if the ranking of the market capitalization of such stock is within 100/110 of the ranking of the KOSPI 200 constituents of the same industry group;

  •
  In order to be included in the constituents of the KOSPI 200, the ranking of the market capitalization of a stock must be within 90/100 of the ranking of the KOSPI 200 constituents of the same industry group;

  •
  If the ranking of the market capitalization of an existing constituent falls below 100/110 of the ranking of the KOSPI 200 constituents of the same industry group, but there is no stock satisfying the requirement specified in the preceding clause, the existing constituent will not be removed; and

  •
  When removing the existing constituents, a constituent whose ranking of market capitalization within the same industry group is the lowest will be removed first.

              The periodic realignment date is the trading day following the day that is the last trading day of June contracts of both the index futures and index options. In the event where a constituent of the KOSPI 200 falls under any of the following cases, that constituent shall be removed from the constituents and the removal date is as follows:

  •
  Delisting: the trading day following the delisting date;

  •
  Designation as administrative issue: the designation date;

  •
  Merger: the day of trading halt; and

  •
  It is determined that the stock is unsuitable as a constituent of the KOSPI 200: the trading day following the day of such determination, which is the last trading day of the nearest month contracts of both the index futures and index options, after the date of such decision.

              When realigning the constituents of the KOSPI 200, the replacement stocks are chosen from the replacement list in accordance with the rank order. In the case of an industry group that has no stock listed on the replacement list, a replacement stock is chosen from the replacement list of manufacturing industry cluster.

The KRX Stock Market

              The KRX's predecessor, the Daehan Stock Exchange, was established in 1956. The KRX is an order-driven market, where buy and sell orders compete for best prices. The KRX seeks to maintain a fair and orderly market for trading and regulates and supervises its member firms.

              Throughout the trading hours, orders are matched at a price satisfactory to both buy and sell sides, according to price and time priorities. The opening and closing prices, however, are determined by call auctions: at the market opening and closing, orders received for a certain period of time are pooled and matched at the price at which the most number of shares can be executed. The KRX uses electronic trading procedures, from order placement to trade confirmation. The KRX is open from 9:00 a.m. to 3:00 p.m., Korean time, during weekdays. Investors can submit their orders from 8:00 a.m., one hour before the market opening. Orders delivered to the market during the period from 8:00 a.m. to 9:00 a.m. are queued in the order book and matched by call auction method at 9:00 a.m. to determine opening prices. After opening prices are determined, the trades are conducted by continuous auctions until 2:50 p.m. (10 minutes before the market closing). Besides the regular session, the KRX conducts pre-hours and after-hours sessions for block trading and basket trading. During pre-hours sessions from 7:30 a.m. to 8:30 a.m., orders are matched at previous day's respective closing prices. After-hours sessions are open for 50 minutes from 3:10 p.m. to 4:00 p.m. During after-hours sessions, orders are matched at the closing prices of the day.

              On January 26, 2004, the KRX introduced the random-end system at the opening and closing call auctions. The stated purpose of the random-end system is to prevent any distortion in the price discovery function of the KRX caused by "fake" orders placed with an intention of misleading other investors. In cases where the highest or lowest indicative price of a stock set during the last 5 minutes before the closing time of the opening (or closing) call session, 8:55 a.m. to 9:00 a.m. (or 2:55 p.m. to 3:00 p.m.), deviates from the provisional opening (or closing) price by 5% or more, the KRX delays the determination of the opening (or closing) price of the stock up to five minutes. The official opening (or closing) price of such stock is determined at a randomly chosen time within five minutes after the regular opening (or closing) time. The KRX makes public the indicative prices during the opening (or closing) call trading sessions. Pooling together all bids and offers placed during the order receiving hours for the opening (or closing) session, 8:10 a.m. to 9:00 a.m. (or 2:50 p.m. to 3:00 p.m.), the indicative opening (or closing) prices of all stocks are released to the public on a real-time basis.

              The KRX sets a limit on the range that the price of individual stocks can change during a day. As of June 2004, that limit was set at 15%, which meant that the price of each stock could neither fall nor rise by more than 15% from the previous day's closing price. In addition, when the price and/or trading activities of a stock are expected to show an abnormal movement in response to an unidentified rumor or news, or when an abnormal movement is observed in the market, the KRX may halt the trading of the stock. In such cases, the KRX requests the company concerned to make a disclosure regarding the matter. Once the company makes an official announcement regarding the matter, trading can resume within an hour; however, if the KRX deems that the situation was not fully resolved by the disclosure, trading resumption may be delayed.

              The KRX introduced circuit breakers in December 1998. The trading in the equity markets is halted for 20 minutes when the KOSPI 200 falls by 10% or more from the previous day's closing and the situation lasts for one minute or longer. The trading resumes by call auction where the orders submitted during the 10 minutes after the trading halt ended are matched at a single price.

License Agreement with Korea Exchange

              The notes are not sponsored, endorsed, sold or promoted by KRX, the successor of Korea Stock Exchange who calculates the KOSPI 200 and owns the intellectual property rights over it. KRX makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the KOSPI 200 to track general stock market performance. KRX's only relationship to Credit Suisse is the licensing of certain trademarks and trade names of KRX and of the KOSPI 200 which is determined, composed and calculated by KRX without regard to Credit Suisse or the notes. KRX has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the KOSPI 200. KRX is not responsible for and has not participated in the determination of the prices and amount of the notes or the timing of the issuance or sale of the notes or in the determination or calculation of the equation by which the notes is to be converted into cash. KRX has no obligation or liability in connection with the administration, marketing or trading of the notes.

              KRX DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN AND KRX SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. KRX MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY CREDIT SUISSE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. KRX MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE KOSPI 200 OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL KRX HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE MSCI INDICES

              We have derived all information contained in this underlying supplement regarding the MSCI Emerging Markets IndexSM, the MSCI EAFE® Index, the MSCI Singapore Index, the MSCI Taiwan Index and the MSCI AC (All Country) Far East ex Japan Index (each an "MSCI Index," and together, the "MSCI Indices"), including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, MSCI Barra ("MSCI"). The MSCI Indices are calculated, maintained and published by MSCI. MSCI has no obligation to continue to publish, and may discontinue publication of, any of the MSCI Indices.

              On May 30, 2008, MSCI completed changes to the methodology used in its MSCI International Equity Indices, which includes the MSCI Emerging Markets Index, the MSCI EAFE® Index, the MSCI

Singapore Index, the MSCI Taiwan Index and MSCI AC (All Country) Far East ex-Japan Index. MSCI enhanced its Standard Index methodology by moving from a sampled multi-cap approach to an approach targeting exhaustive coverage with non-overlapping size and style segments. The MSCI Standard Indices and the MSCI Small Cap Indices, along with the other MSCI equity indices based on them, transitioned to the Global Investable Market Indices methodology described below.

              Prices used for the MSCI Indices component securities in calculating the applicable MSCI Index level are the official exchange closing prices or prices accepted as such in the relevant market. In general, all prices are taken from the main stock exchange in each market. MSCI converts the closing prices into U.S. dollars on a real-time basis and publishes and disseminates the MSCI Indices daily on its website and through numerous data vendors, and disseminates the MSCI Indices levels every 60 seconds during market trading hours on Bloomberg and Reuters Limited.

THE MSCI EMERGING MARKETS INDEX

              The MSCI Emerging Markets IndexSM is a free float-adjusted market capitalization index that is designed to measure equity market performance of global emerging markets. The MSCI Emerging Markets Index is calculated daily in U.S. dollarsand published in real time every 15 seconds during market trading hours. As of June 2009, the MSCI Emerging Markets Index consisted of the following 22 emerging market country indices: Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand, and Turkey, and the three largest industries represented in the MSCI Emerging Markets Index were energy, financials and materials. Each of the MSCI Emerging Markets Index Component Country Indices is a sampling of equity securities across industry groups in such country's equity markets. The MSCI Emerging Markets Index is reported by Bloomberg under ticker symbol "MXEF." For information concerning the methodology of the MSCI Emerging Markets Index, please refer to "Global Investable Market Indices Methodology" below.

THE MSCI EAFE® INDEX

              The MSCI EAFE® Index is a free float-adjusted market capitalization index intended to measure the equity market performance of certain developed markets, excluding the U.S. and Canada. The MSCI EAFE® Index is calculated daily in U.S. dollars and published in real time every 15 seconds during market trading hours. The MSCI MSCI EAFE® includes components from all countries in Europe, Australasia and the Far East that are designated by MSCI as Developed Markets. As of June 2007, the MSCI EAFE® Index consisted of the following 21 developed market country and territory indices: Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland, and the United Kingdom. Unless otherwise specified in the applicable pricing supplement, we are currently one of the companies that make up the MSCI EAFE® Index.The MSCI EAFE Index is reported by Bloomberg under the ticker symbol "MXEA." For information concerning the methodology of the MSCI EAFE® Index, please refer to "Global Investable Market Indices Methodology" below.

THE MSCI SINGAPORE INDEX

              The MSCI Singapore Index is a free float-adjusted market capitalization index that measures equity market performance in Singapore. The MSCI Singapore Index was developed by MSCI and is calculated, maintained and published daily by MSCI, through numerous data vendors, on the MSCI website and every 15 seconds during market trading hours. The MSCI Singapore Index is intended to provide performance benchmarks of the Singapore equity market. MSCI Singapore Index is reported by Bloomberg under the ticker symbol "SGY." For information concerning the methodology of the MSCI Singapore Index, please refer to "Global Investable Market Indices Methodology" below.

THE MSCI TAIWAN INDEX

              The MSCI Taiwan Indexis a free float-adjusted market capitalization index of securities listed on the Taiwan Stock Exchange. The MSCI Taiwan Index is calculated daily in the local currencies and published in real time every 15 seconds during market trading hours. The MSCI Taiwan Index is intended to provide performance benchmarks of the Taiwan equity market. The MSCI Taiwan Index is reported by Bloomberg under the ticker symbol "TWY." For information concerning the methodology of the MSCI Taiwan Index, please refer to "Global Investable Market Indices Methodology" below.

THE MSCI AC (ALL COUNTRY) FAR EAST EX-JAPAN INDEX

              The MSCI AC (All Country) Far East ex-Japan Index ("MSCI AC Far East ex-Japan Index") was developed by MSCI and is calculated, maintained and published daily by MSCI, through numerous data vendors, on the MSCI website, on Bloomberg and Reuters Limited. The MSCI AC Far East ex-Japan Index is a free float-adjusted market capitalization weighted index that is designed to measure the equity market performance of the Far East, excluding Japan. As of June 2009, the MSCI AC Far East ex Japan Index consisted of the following 9 developed and emerging market country indices: China, Hong Kong, Indonesia, Korea, Malaysia, Philippines, Singapore, Taiwan and Thailand. Singapore and Hong Kong are classified by MSCI as developed markets; the remaining countries in the MSCI AC Far East ex-Japan Index are classified as emerging markets. The MSCI AC Far East ex-Japan Index is reported by Bloomberg under ticker symbol "MXFEJ." For information concerning the methodology of the MSCI AC Far East ex-Japan Index, please refer to "Global Investable Market Indices Methodology" below.

Global Investable Market Indices Methodology

              MSCI undertakes an index construction process, which involves: (i) defining the Equity Universe; (ii) determining the Market Investable Equity Universe for each market; (iii) determining market capitalization size segments for each market; (iv) applying Index Continuity Rules for the MSCI Standard Index; (v) creating style segments within each size segment within each market; and (vi) classifying securities under the Global Industry Classification Standard (the "GICS").

Defining the Equity Universe

              (i) Identifying Eligible Equity Securities: The Equity Universe initially looks at securities listed in any of the countries in the MSCI Global Index Series, which will be classified as either Developed Markets ("DM") or Emerging Markets ("EM"). All listed equity securities, or listed securities that exhibit characteristics of equity securities, except mutual funds, ETFs, equity derivatives, limited partnerships, and most investment trusts, are eligible for inclusion in the Equity Universe. Real Estate Investment Trusts ("REITs") in some countries and certain income trusts in Canada are also eligible for inclusion.

              (ii) Country Classification of Eligible Securities: Each company and its securities (i.e., share classes) are classified in one and only one country, which allows for a distinctive sorting of each company by its respective country.

Determining the Market Investable Equity Universes

              A Market Investable Equity Universe for a market is derived by applying investability screens to individual companies and securities in the Equity Universe that are classified in that market. A market is equivalent to a single country, except in DM Europe, where all DM countries in Europe are aggregated into a single market for index construction purposes. Subsequently, individual DM Europe country indices within the MSCI Europe Index are derived from the constituents of the MSCI Europe Index under the Global Investable Market Indices methodology.

              The Global Investable Equity Universe is the aggregation of all Market Investable Equity Universes. The DM Investable Equity Universe is the aggregation of all the Market Investable Equity Universes for Developed Markets.

              Some of the investability requirements referred to above are applied at the individual security level and some at the overall company level, represented by the aggregation of individual securities of the company. As such, the inclusion or exclusion of one security does not imply the automatic inclusion or exclusion of other securities of the same company.

              The investability screens used to determine the Investable Equity Universe in each market are as follows:

  (i)
  Equity Universe Minimum Size Requirement: This investability screen is applied at the company level. In order to be included in a Market Investable Equity Universe, a company must have the required minimum full market capitalization. A company will meet this requirement if its cumulative free float-adjusted market capitalization is within the top 99% of the sorted Equity Universe.

  (ii)
  Equity Universe Minimum Float-Adjusted Market Capitalization Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have a free float-adjusted market capitalization equal to or higher than 50% of the Equity Universe Minimum Size Requirement.

  (iii)
  DM and EM Minimum Liquidity Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security must have adequate liquidity. The Annualized Traded Value Ratio ("ATVR"), a measure that offers the advantage of screening out extreme daily trading volumes and taking into account the free float-adjusted market capitalization size of securities, is used to measure liquidity. In the calculation of the ATVR, the trading volumes in depository receipts associated with that security, such as ADRs or GDRs, are also considered. A minimum liquidity level of 20% ATVR is required for inclusion of a security in a Market Investable Equity Universe of a Developed Market, and a minimum liquidity level of 15% ATVR is required for inclusion of a security in a Market Investable Equity Universe of an Emerging Market.

  (iv)
  Global Minimum Foreign Inclusion Factor Requirement: This investability screen is applied at the individual security level. To be eligible for inclusion in a Market Investable Equity Universe, a security's Foreign Inclusion Factor ("FIF") must reach a certain threshold. The FIF of a security is defined as the proportion of shares outstanding that is available for purchase in the public equity markets by international investors. This proportion accounts for the available free float of and/or the foreign ownership limits applicable to a specific security (or company). In general, a security must have an FIF equal to or larger than 0.15 to be eligible for inclusion in a Market Investable Equity Universe. Exceptions to this general rule are made only in the limited cases where the exclusion of securities of a very large company would compromise the relevant MSCI Index's ability to fully and fairly represent the characteristics of the underlying market.

  (v)
  Minimum Length of Trading Requirement: This investability screen is applied at the individual security level. For an initial public offering ("IPO") to be eligible for inclusion in a Market Investable Equity Universe, the new issue must have started trading at least four months before the implementation of the initial construction of the index or at least three months before the implementation of a Semi-Annual Index Review. This requirement is applicable to small new issues in all markets. Large IPOs are not subject to the Minimum Length of Trading Requirement and may be included in a Market Investable Equity Universe and the Standard Index outside of a Quarterly or Semi-Annual Index Review.

Defining Market Capitalization Size Segments for Each Market

              Once a Market Investable Equity Universe is defined, it is segmented into the following size-based indices:

  •
  Investable Market Index (Large + Mid + Small)

  •
  Standard Index (Large + Mid)

  •
  Large Cap Index

  •
  Mid Cap Index

  •
  Small Cap Index

              Creating the Size Segment Indices in each market involves the following steps: (i) defining the Market Coverage Target Range for each size segment; (ii) determining the Global Minimum Size Range for each size segment; (iii) determining the Market Size-Segment Cutoffs and associated Segment Number of Companies; (iv) assigning companies to the size segments; and (v) applying final size-segment investability requirements and index continuity rules.

Index Continuity Rules for the Standard Indices

              In order to achieve index continuity, as well as provide some basic level of diversification within a market index, notwithstanding the effect of other index construction rules, a minimum number of five constituents will be maintained for a DM Standard Index and a minimum number of three constituents will be maintained for an EM Standard Index.

              If after the application of the index construction methodology, a Standard Index contains fewer than five securities in a Developed Market or three securities in an Emerging Market, then the largest securities by free float-adjusted market capitalization are added to the Standard Index in order to reach five constituents in that Developed Market or three in that Emerging Market. At subsequent Index Reviews, if the free float-adjusted market capitalization of a non-index constituent is at least 1.50 times the free float-adjusted market capitalization of the smallest existing constituent after rebalancing, the larger free float-adjusted market capitalization security replaces the smaller one.

Creating Style Indices within Each Size Segment

              All securities in the investable equity universe are classified into Value or Growth segments using the MSCI Global Value and Growth methodology.

Classifying Securities under the Global Industry Classification Standard

              All securities in the Global Investable Equity Universe are assigned to the industry that best describes their business activities. To this end, MSCI has designed, in conjunction with Standard & Poor's, the Global Industry Classification Standard ("GICS"). Under the GICS, each company is assigned uniquely to one sub-industry according to its principal business activity. Therefore, a company can belong to only one industry grouping at each of the four levels of the GICS. Please refer to "Background on GICS" below for further information.

Maintenance of the MSCI Indices

              The MSCI Global Investable Market Indices are maintained with the objective of reflecting the evolution of the underlying equity markets and segments on a timely basis, while seeking to achieve index continuity, continuous investability of constituents and replicability of the indices, and index stability and low index turnover.

              In particular, index maintenance involves:

  (i)
  Semi-Annual Index Reviews ("SAIRs") in May and November of the Size Segment and Global Value and Growth Indices which include:

    •
    updating the indices on the basis of a fully refreshed Equity Universe;

    •
    taking buffer rules into consideration for migration of securities across size and style segments; and

    •
    updating FIFs and Number of Shares ("NOS").

              The objective of the SAIRs is to systematically reassess the various dimensions of the Equity Universe for all markets on a fixed semi-annual timetable. A SAIR involves a comprehensive review of the Size Segment and Global Value and Growth Indices.

  (ii)
  Quarterly Index Reviews ("QIRs") in February and August of the Size Segment Indices aimed at:

    •
    including significant new eligible securities (such as IPOs that were not eligible for earlier inclusion) in the index;

    •
    allowing for significant moves of companies within the Size Segment Indices, using wider buffers than in the SAIR; and

    •
    reflecting the impact of significant market events on FIFs and updating NOS.

              QIRs are designed to ensure that the indices continue to be an accurate reflection of the evolving equity marketplace. This is achieved by a timely reflection of significant market driven changes that were not captured in the index at the time of their actual occurrence but are significant enough to be reflected before the next SAIR. QIRs may result in additions or deletions due to migration to another Size Segment Index, and changes in FIFs and in NOS. Only additions of significant new investable companies are considered, and only for the Standard Index. The buffer zones used to manage the migration of companies from one segment to another are wider than those used in the SAIR. The style classification is reviewed only for companies that are reassigned to a different size segment.

              (iii) Ongoing event-related changes. Ongoing event-related changes to the indices are the result of mergers, acquisitions, spin-offs, bankruptcies, reorganizations and other similar corporate events. They can also result from capital reorganizations in the form of rights issues, bonus issues, public placements and other similar corporate actions that take place on a continuing basis. These changes generally are reflected in the indices at the time of the event. Significantly large IPOs are included in the indices after the close of the company's tenth day of trading.

Announcement Policy

              The results of the SAIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of May and November.

              The results of the QIRs are announced at least two weeks in advance of their effective implementation dates as of the close of the last business day of February and August.

              All changes resulting from corporate events are announced prior to their implementation.

              The changes are typically announced at least ten business days prior to the changes becoming effective in the indices as an "expected" announcement, or as an "undetermined" announcement, when the effective dates are not known yet or when aspects of the event are uncertain. MSCI sends "confirmed" announcements at least two business days prior to events becoming effective in the indices, provided that all necessary public information concerning the event is available. The full list of all new and pending changes is delivered to clients on a daily basis, at 5:30 p.m., US Eastern Time.

              In exceptional cases, events are announced during market hours for same or next day implementation. Announcements made by MSCI during market hours are usually linked to late company disclosure of corporate events or unexpected changes to previously announced corporate events.

              In the case of secondary offerings representing more than 5% of a security's number of shares for existing constituents, these changes will be announced prior to the end of the subscription period when possible and a subsequent announcement confirming the details of the event (including the date of implementation) will be made as soon as the results are available.

              Both primary equity offerings and secondary offerings for U.S. securities, representing at least 5% of the security's number of shares, will be confirmed through an announcement during market hours for next day or shortly after implementation, as the completion of the events cannot be confirmed prior to the notification of the pricing.

              Early deletions of constituents due to bankruptcy or other significant cases are announced as soon as practicable prior to their implementation.

Calculation of the MSCI Indices

              The MSCI Indices are calculated using the Laspeyres' concept of a weighted arithmetic average together with the concept of chain-linking. As a general principle, today's MSCI Indices levels are obtained by applying the change in the market performance to the previous period MSCI Indices levels.

PriceIndexLevelUSDt = PriceIndexLevelUSDt-1 *	IndexAdjustedMarketCapUSDt IndexInitialMarketCapUSDt

PriceIndexLevelLocalt = PriceIndexLevelLocalt-1 *	IndexAdjustedMarketCapForLocalt IndexInitialMarketCapUSDt

Where:

•
PriceIndexLevelUSDt-1 is the Price Index level in USD at time t-1

•
IndexAdjustedMarketCapUSDt is the Adjusted Market Capitalization of the index in USD at time t

•
IndexInitialMarketCapUSDt is the Initial Market Capitalization of the index in USD at time t

•
PriceIndexLevelLocalt-1 is the Price Index level in local currency at time t-1

•
IndexAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of the index in USD converted using FX rate as of t-1 and used for local currency index at time t

Note: IndexInitialMarketCapUSD was previously called IndexUnadjustedMarketCapPreviousUSD

The Security Price Index Level is calculated as follows:

SecurityPriceIndexLevel1 = SecurityPriceIndexLevelt-1 *	SecurityAdjustedMarketCapForLocalt SecurityInitialMarketCapUSDt

SecurityAdjustedMarketCapForLocalt =

IndexNumberOfSharest-1 * PricePerSharet *InclusionFactort * PAFt FXratet-1	*	ICIt ICIt-1

SecurityInitialMarketCapUSDt =

IndexNumberOfSharest-1 * PricePerSharet-1 * InclusionFactort FXratet-1

Where:

•
SecurityPriceIndexLevelt-1 is Security Price Index level at time t-1

•
SecurityAdjustedMarketCapForLocalt is the Adjusted Market Capitalization of security s in USD converted using FX rate as of t-1

•
SecurityInitialMarketCapUSDt is the Initial Market Capitalization of security s in USD at time t

•
IndexNumberOfSharest-1 is the number of shares of security s at time t-1

•
PricePerSharet is the price per share of security s at time t

•
PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor

•
PAFt is the Price Adjustment Factor of security s at time t

•
FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira - ICI = 1,000,000)

ICIt-1 is the Internal Currency Index of price currency at time t-1

The Index Market Capitalization is calculated as follows:

IndexAdjustedMarketCapUSDt =

S sel,t	Index Number of Sharest-1 * Price Per Sharet * Inclusion Factort * PAFt FXratet

IndexAdjustedMarketForLocalt =

S sel,t	(	Index Number of Sharest-1 * Price Per Sharet * Inclusion Factort * PAFt FXratet-1	*	ICIt ICIt-1)

IndexInitialMarketCapUSDt =

S sel,t	Index Number of Sharest-1 * Price Per Sharet-1 * Inclusion Factort FXratet-1

Where:

•
IndexNumberOfSharest-1 is the number of shares of security s at time t-1

•
PricePerSharet is the price per share of security s at time t

•
PricePerSharet-1 is the price per share of security s at time t-1

•
InclusionFactort is the inclusion factor of security s at time t. The inclusion factor can be one or the combination of the following factors: Foreign Inclusion Factor, Domestic Inclusion Factor, Growth Inclusion Factor, Value Inclusion Factor, Index Inclusion Factor.

•
PAFt is the Price Adjustment Factor of security s at time t

•
FXratet is the FX rate of the price currency of security s vs USD at time t. It is the value of 1 USD in foreign currency.

•
FXratet-1 is the FX rate of the price currency of security s vs USD at time t-1. It is the value of 1 USD in foreign currency.

•
ICIt is the Internal Currency Index of price currency at time t. The ICI is different than 1 when a country changes the internal value of its currency (e.g. from Turkish Lira to New Turkish Lira - ICI = 1,000,000).

•
ICIt-1 is the Internal Currency Index of price currency at time t-1

Corporate Events

              Mergers and Acquisitions. As a general principle, MSCI implements M&As as of the close of the last trading day of the acquired entity or merging entities (last offer day for tender offers), regardless of the status of the securities (index constituents or non-index constituents) involved in the event. MSCI uses market prices for implementation. This principle applies if all necessary information is available prior to the completion of the event and if the liquidity of the relevant constituent(s) is not expected to be significantly diminished on the day of implementation. Otherwise, MSCI will determine the most appropriate implementation method and announce it prior to the changes becoming effective in the indices.

              Tender Offers. In tender offers, the acquired or merging security is generally deleted from MSCI Indices at the end of the initial offer period, when the offer is likely to be successful and/or if the free float of the security is likely to be substantially reduced (this rule is applicable even if the offer is extended), or once the results of the offer have been officially communicated and the offer has been successful and the security's free float has been substantially reduced, if all required information is not available in advance or if the offer's outcome is uncertain. The main factors considered by MSCI when assessing the outcome of a tender offer (not in order of importance) are: the announcement of the offer as friendly or hostile, a comparison of the offer price to the acquired security's market price, the recommendation by the acquired company's board of directors, the major shareholders' stated intention whether to tender their shares, the required level of acceptance, the existence of pending regulatory approvals, market perception of the transaction, official preliminary results if any, and other additional conditions for the offer.

              If a security is deleted from an index, the security will not be reinstated immediately after its deletion even when the tender offer is subsequently declared unsuccessful and/or the free float of the security is not substantially reduced. It may be reconsidered for index inclusion in the context of a quarterly index review or annual full country index review. MSCI uses market prices for implementation.

              Late Announcements of Completion of Mergers and Acquisitions. When the completion of an event is announced too late to be reflected as of the close of the last trading day of the acquired or merging entities, implementation occurs as of the close of the following day or as soon as practicable thereafter. In these cases, MSCI uses a calculated price for the acquired or merging entities. The calculated price is determined using the terms of the transaction and the price of the acquiring or merged entity, or, if not appropriate, using the last trading day's market price of the acquired or merging entities.

              Conversions of Share Classes. Conversions of a share class into another share class resulting in the deletion and/or addition of one or more classes of shares are implemented as of the close of the last trading day of the share class to be converted.

              Spin-Offs. On the ex-date of a spin-off, a PAF is applied to the price of the security of the parent company. The PAF is calculated based on the terms of the transaction and the market price of the spun-off security. If the spun-off entity qualifies for inclusion, it is included as of the close of its first trading day. If appropriate, MSCI may link the price history of the spun-off security to a security of the parent company.

              In cases of spin-offs of partially-owned companies, the post-event free float of the spun-off entity is calculated using a weighted average of the existing shares and the spun-off shares, each at their corresponding free float. Any resulting changes to FIFs and/or DIFs are implemented as of the close of the ex-date.

              When the spun-off security does not trade on the ex-date, a "detached" security is created to avoid a drop in the free float-adjusted market capitalization of the parent entity, regardless of whether the spun-off security is added or not. The detached security is included until the spun-off security begins trading, and is deleted thereafter. Generally, the value of the detached security is equal to the difference between the cum price and the ex price of the parent security.

              Corporate Actions. Corporate actions such as splits, bonus issues and rights issues, which affect the price of a security, require a price adjustment. In general, the PAF is applied on the ex-date of the event to ensure that security prices are comparable between the ex-date and the cum date. To do so, MSCI adjusts for the value of the right and/or the value of the special assets that are distributed. In general, corporate actions do not impact the free float of the securities because the distribution of new shares is carried out on a pro rata basis to all existing shareholders. Therefore, MSCI will generally not implement any pending number of shares and/or free float updates simultaneously with the event.

              If a security does not trade for any reason on the ex-date of the corporate action, the event will be generally implemented on the day the security resumes trading.

              Share Placements and Offerings. Changes in number of shares and FIF resulting from primary equity offerings representing more than 5% of the security's number of shares are generally implemented as of the close of the first trading day of the new shares, if all necessary information is available at that time. Otherwise, the event is implemented as soon as practicable after the relevant information is made available. A primary equity offering involves the issuance of new shares by a company. Changes in number of shares and FIF resulting from primary equity offerings representing less than 5% of the security's number of shares are deferred to the next regularly scheduled Quarterly Index Review following the completion of the event. For public secondary offerings of existing constituents representing more than 5% of the security's number of shares, where possible, MSCI will announce these changes and reflect them shortly after the results of the subscription are known. Secondary public offerings that, given lack of sufficient notice, were not reflected immediately will be reflected at the next Quarterly Index Review. Secondary offerings involve the distribution of existing shares of current shareholders' in a listed company and are usually pre-announced by a company or by a company's shareholders and open for public subscription during a pre-determined period.

              Debt-to-Equity Swaps. In general, large debt-to-equity swaps involve the conversion of debt into equity originally not convertible at the time of issue. In this case, changes in numbers of shares and subsequent FIF and/or DIF changes are implemented as of the close of the first trading day of the newly issued shares, or shortly thereafter if all necessary information is available at the time of the swap. In general, shares issued in debt-to-equity swaps are assumed to be issued to strategic investors. As such, the post event free float is calculated on a pro forma basis assuming that all these shares are non-free float. Changes in numbers of shares and subsequent FIF and/or DIF changes due to conversions of convertible bonds or other convertible instruments, including periodical conversions of preferred stocks and small debt-to-equity swaps are implemented as part of the quarterly index review.

              Suspensions and Bankruptcies. MSCI will remove from the MSCI Equity Index Series as soon as practicable companies that file for bankruptcy, companies that file for protection from their creditors and/or are suspended and for which a return to normal business activity and trading is unlikely in the near future. When the primary exchange price is not available, MSCI will delete securities at an over the counter or equivalent market price when such a price is available and deemed relevant. If no over-the-counter or equivalent price is available, the security will be deleted at the smallest price (unit or fraction of the currency) at which a security can trade on a given exchange. For securities that are suspended, MSCI will carry forward the market price prior to the suspension during the suspension period.

Background on GICS®

              The GICS is a global standard, developed jointly in 1999 by S&P and MSCI, to categorize companies by their business. It currently consists of 10 sectors, 24 industry groups, 67 industries and 147 sub-industries, as part of a four-tiered, hierarchical classification system. Over 34,000 companies are classified under the GICS methodology. Companies are classified according to their "principal business activity." Revenues are a significant factor in determining principal business activity, although earnings and market perception are also considered important. If a company's subsidiary files separate financials to its reporting government agency, then the subsidiary will be considered a separate entity and classified independently under the GICS methodology. A GICS code will change whenever there is a major corporate action that redefines a company's primary line of business. At a minimum, companies are reviewed annually to ensure that they have not redefined their lines of business through a series of smaller events. The GICS methodology and structure fall under the overall supervision of the GICS Operations Committee, which consists of both members from S&P and MSCI.

License Agreement with MSCI for the MSCI Indices

              We have entered into an agreement with MSCI providing us and certain of our affiliates or subsidiaries identified in that agreement with a nonexclusive license and, for a fee, with the right to use the MSCI Indices, which are owned and published by MSCI, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by MSCI. Neither MSCI nor any other party makes any representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the MSCI Indices to track general stock market performance. MSCI is the licensor of certain trademarks, service marks and trade names of MSCI and of MSCI Indices which indices are determined, composed and calculated by MSCI without regard to the issuer of these notes. MSCI has no obligation to take the needs of the issuer of these notes or the owners of these notes into consideration in determining, composing or calculating the MSCI Indices. MSCI is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither MSCI nor any other party has an obligation or liability to owners of these notes in connection with the administration, marketing or trading of the notes.

              ALTHOUGH MSCI SHALL OBTAIN INFORMATION FOR INCLUSION IN OR FOR USE IN THE CALCULATION OF THE MSCI INDICES FROM SOURCES THAT MSCI CONSIDERS RELIABLE, NEITHER MSCI NOR ANY OTHER PARTY GUARANTEES THE ACCURACY AND/OR COMPLETENESS OF ANY MSCI INDEX OR ANY DATA INCLUDED THEREIN. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, LICENSEE'S CUSTOMERS AND COUNTERPARTIES, OWNERS OF OR THE PRODUCTS, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE INDICES OR ANY DATA INCLUDED THEREIN IN CONNECTION WITH THE RIGHTS LICENSED HEREUNDER OR FOR ANY OTHER USE. NEITHER MSCI NOR ANY OTHER PARTY MAKES ANY EXPRESS OR IMPLIED WARRANTIES, AND MSCI HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE WITH RESPECT TO THE INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL MSCI OR ANY OTHER PARTY HAVE LIABILITY FOR ANY DIRECT, INDIRECT, SPECIAL, PUNITIVE, CONSEQUENTIAL OR ANY OTHER DAMAGES (INCLUDING LOST PROFITS) EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE NASDAQ-100® INDEX

              We have derived all information regarding the NASDAQ-100® Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, NASDAQ. The NASDAQ-100® Index was developed by, and is calculated, maintained and published by NASDAQ. The NASDAQ-100® Index is reported by Bloomberg under ticker symbol "NDX."

              The NASDAQ-100® Index (the "Nasdaq Index") includes securities of 100 of the largest domestic and international non-financial companies listed on The NASDAQ Stock Market based on market capitalization. It does not include financial companies including investment companies. As of March 31, 2009, the major industry groups covered in the Nasdaq Index (listed according to their respective capitalization in the Nasdaq Index) were as follows: technology; consumer services; health care; industrials; telecommunications; consumer goods; basic materials and oil and gas. Current information regarding the market value of the Nasdaq Index is available from the Nasdaq as well as numerous market information services.

Methodology of the NASDAQ-100® Index

              The Nasdaq Index is a modified market capitalization weighted index. The value of the Nasdaq Index equals the aggregate value of the Nasdaq Index share weights of each of the component securities of the Nasdaq Index, multiplied by each such security's last sale price, and divided by the divisor of the Nasdaq Index. The divisor serves the purpose of scaling the aggregate value to a lower order of magnitude which is more desirable for index reporting purposes. The Nasdaq Index share weights of the component securities of the Nasdaq Index at any time are based upon the total shares outstanding in each of those securities and are additionally subject, in certain cases, to rebalancing. Accordingly, each underlying stock's influence on the level of the Nasdaq Index is directly proportional to the value of its Nasdaq Index share weight. If trading in a component security is halted while the market is open, the last traded price for that security is used for all index computations until trading in such security resumes. If trading is halted before the market is open, the previous day's last sale price is used. The Nasdaq Index began on January 31, 1985 at a base value of 125.00, as adjusted.

              The formula for the Nasdaq Index value is as follows:

Aggregate Adjusted Market Value Divisor

              The Nasdaq Index is ordinarily calculated without regard to cash dividends on the component securities. The Nasdaq Index is calculated during the trading day and disseminated every 15 seconds through the NASDAQ Index Dissemination ServicesSM.

Underlying Stock Eligibility Criteria

              Nasdaq Index eligibility is limited to specific types of securities, including foreign and domestic common stocks, ordinary shares, ADRs, shares of beneficial interest or limited partnership interests, and tracking stocks. The following types of securities are not eligible for inclusion in the Nasdaq Index: closed-end funds, convertible debentures, exchange traded funds, preferred stocks, rights, warrants, units and other derivative securities. Securities of investment companies are not eligible for inclusion in the Nasdaq Index.

              For the purposes of the Nasdaq Index eligibility criteria, if the security is a depositary receipt representing a security of a non-U.S. issuer, then references to the "issuer" are references to the issuer of the underlying security.

Initial Eligibility Criteria

              To be eligible for initial inclusion in the Nasdaq Index, a security must be listed on The NASDAQ Stock Market and meet the following criteria:

  •
  the security's U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  •
  the security must be of a non-financial company;

  •
  the security may not be issued by an issuer currently in bankruptcy proceedings;

  •
  the security must have an average daily trading volume of at least 200,000 shares;

  •
  if the security is of a foreign issuer (a foreign issuer is determined based on its country of incorporation), such security must have listed options on a recognized options market in the United States or be eligible for listed- options trading on a recognized options market in the United States;

  •
  only one class of security per issuer is allowed;

  •
  the issuer of the security may not have entered into a definitive agreement or other arrangement which would likely result in the security no longer being Nasdaq Index eligible;

  •
  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn;

  •
  the issuer of the security must have "seasoned" on the Nasdaq or another recognized market (generally, a company is considered to be seasoned if it has been listed on a market for at least two years; in the case of spin-offs, the operating history of the spin-off will be considered); and

  •
  if the security would otherwise qualify to be in the top 25% of the securities included in the Nasdaq Index by market capitalization for the six prior consecutive month ends, then a one-year "seasoning" criteria would apply.

Continued Eligibility Criteria

              In addition, to be eligible for continued inclusion in the Nasdaq Index, the following criteria apply:

  •
  the security's U.S. listing must be exclusively on the Nasdaq Global Select Market or the Nasdaq Global Market (unless the security was dually listed on another U.S. market prior to January 1, 2004 and has continuously maintained that listing);

  •
  the security must be of a non-financial company;

  •
  the security may not be issued by an issuer currently in bankruptcy proceedings;

  •
  the security must have an average daily trading volume of at least 200,000 shares as measured annually during the ranking review process;

  •
  if the security is of a foreign issuer, then such security must have listed options on a recognized options market in the U.S. or be eligible for listed-options trading, as measured annually during the ranking review process;

  •
  the security must have an adjusted market capitalization equal to or exceeding 0.10% of the aggregate adjusted market capitalization of the Nasdaq Index at each month end. In the event a company does not meet this criterion for two consecutive month ends, it will be removed from the Nasdaq Index effective after the close of trading on the third Friday of the following month; and

  •
  the issuer of the security may not have annual financial statements with an audit opinion that is currently withdrawn.

              These Nasdaq Index eligibility criteria may be revised from time to time by the Nasdaq without regard to the notes.

Annual Ranking Review

              The Nasdaq Index securities are evaluated on an annual basis, except under extraordinary circumstances which may result in an interim evaluation, as follows (this evaluation is referred to herein as the "Ranking Review"). Securities listed on The NASDAQ Stock Market which meet the applicable eligibility criteria are ranked by market value. Nasdaq Index-eligible securities which are already in the Nasdaq Index and which are ranked in the top 100 eligible securities (based on market capitalization) are retained in the Nasdaq Index. A security that is ranked 101 to 125 is also retained, provided that such security was ranked in the top 100 eligible securities as of the previous Ranking Review. Securities not meeting such criteria are replaced. The replacement securities chosen are those Nasdaq Index-eligible securities not currently in the Nasdaq Index that have the largest market capitalization. The data used in the ranking includes end of October NASDAQ market data and is updated for total shares outstanding submitted in a publicly filed SEC document via EDGAR through the end of November.

              Generally, the list of annual additions and deletions is publicly announced via a press release in the early part of December, and replacements are made effective after the close of trading on the third Friday in December. Moreover, if at any time during the year a Nasdaq Index security is no longer traded on the Nasdaq, or is otherwise determined by the Nasdaq to become ineligible for continued inclusion in the Nasdaq Index, the security will be replaced with the largest market capitalization security not currently in the Nasdaq Index and meeting the Initial Eligibility Criteria for the Nasdaq Index eligibility criteria listed above.

Maintenance of the Nasdaq Index

              In addition to the Ranking Review, the securities in the Nasdaq Index are monitored every day by the Nasdaq with respect to changes in total shares outstanding arising from secondary offerings, stock repurchases, conversions or other corporate actions. The Nasdaq has adopted the following quarterly scheduled weight adjustment procedures with respect to those changes. If the change in total shares outstanding arising from a corporate action is greater than or equal to 5.0%, that change is made to the Nasdaq Index on the evening prior to the effective date of that corporate action or as soon as practical thereafter. Otherwise, if the change in total shares outstanding is less than 5.0%, then all those changes are accumulated and made effective at one time on a quarterly basis after the close of trading on the third Friday in each of March, June, September and December. In either case, the Nasdaq Index share weights for those underlying stocks are adjusted by the same percentage amount by which the total shares outstanding have changed in those Nasdaq Index securities. Ordinarily, whenever there is a change in the Nasdaq Index share weights or a change in a component security included in the Nasdaq Index, the Nasdaq adjusts the divisor to assure that there is no discontinuity in the level of the Nasdaq Index that might otherwise be caused by any of those changes.

              In the case of a special cash dividend, Nasdaq will determine on an individual basis whether to make a change to the price and/or shares of a component security in accordance with the Nasdaq Index dividend policy. If it is determined that a change will be made, it will become effective on the ex-date. Ordinarily, whenever there is a change in shares of the Index, a change in component security or a change to the price of an component security due to spin-off, rights issuances or special cash dividends, the divisor is adjusted to ensure that there is no discontinuity in the value of the Nasdaq Index, which might otherwise be caused by any such change. All changes are announced in advance and will be reflected in the Nasdaq Index prior to market open on the Nasdaq Index effective date.

              The divisor is determined as follows:

Market Value after Adjustments Market Value before Adjustments	x Divisor before Adjustments

Rebalancing of the Nasdaq Index

              The Nasdaq Index is calculated under a modified capitalization-weighted methodology, which is a hybrid between equal weighting and conventional capitalization weighting. This methodology is expected to: (1) retain in general the economic attributes of capitalization weighting; (2) promote portfolio weight diversification (thereby limiting domination of the Nasdaq Index by a few large stocks); (3) reduce Nasdaq Index performance distortion by preserving the capitalization ranking of companies; and (4) reduce market impact on the smallest Nasdaq Index securities from necessary weight rebalancings.

              Under the methodology employed, on a quarterly basis coinciding with the Nasdaq's quarterly scheduled weight adjustment procedures, the Nasdaq Index securities are categorized as either Large Stocks or Small Stocks depending on whether their current percentage weights (after taking into account scheduled weight adjustments due to stock repurchases, secondary offerings or other corporate actions) are greater than, or less than or equal to, the average percentage weight in the Nasdaq Index (i.e., as a 100-stock index, the average percentage weight in the Nasdaq Index is 1.0%).

              This quarterly examination will result in a Nasdaq Index rebalancing if either one or both of the following two weight distribution requirements are not met: (1) the current weight of the single largest market capitalization Nasdaq Index security must be less than or equal to 24.0% and (2) the collective weight of those Nasdaq Index securities whose individual current weights are in excess of 4.5%, when added together, must be less than or equal to 48.0%. In addition, the Nasdaq may conduct a special rebalancing if it is determined necessary to maintain the integrity of the Nasdaq Index. If either one or both of these weight distribution requirements are not met upon quarterly review, or the Nasdaq determines that a special rebalancing is required, a weight rebalancing will be performed. First, relating to weight distribution requirement (1) above, if the current weight of the single largest Nasdaq Index security exceeds 24.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by enough for the adjusted weight of the single largest Nasdaq Index security to be set to 20.0%. Second, relating to weight distribution requirement (2) above, for those Nasdaq Index securities whose individual current weights or adjusted weights in accordance with the preceding step are in excess of 4.5%, if their collective weight exceeds 48.0%, then the weights of all Large Stocks will be scaled down proportionately towards 1.0% by just enough for the collective weight, so adjusted, to be set to 40.0%.

              The aggregate weight reduction among the Large Stocks resulting from either or both of the above rescalings will then be redistributed to the Small Stocks in the following iterative manner. In the first iteration, the weight of the largest Small Stock will be scaled upwards by a factor which sets it equal to the average Nasdaq Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by the same factor reduced in relation to each stocks relative ranking among the Small Stocks such that the smaller the Nasdaq Index security in the ranking, the less the scale-up of its weight. This is intended to reduce the market impact of the weight rebalancing on the smallest component securities in the Nasdaq Index.

              In the second iteration, the weight of the second largest Small Stock, already adjusted in the first iteration, will be scaled upwards by a factor which sets it equal to the average Nasdaq Index weight of 1.0%. The weights of each of the smaller remaining Small Stocks will be scaled up by this same factor reduced in relation to each stock's relative ranking among the Small Stocks such that, once again, the smaller the stock in the ranking, the less the scale-up of its weight.

              Additional iterations will be performed until the accumulated increase in weight among the Small Stocks exactly equals the aggregate weight reduction among the Large Stocks from rebalancing in accordance with weight distribution requirement (1) and/or weight distribution requirement (2).

              Then, to complete the rebalancing procedure, once the final percent weights of each of the Nasdaq Index securities are set, the Nasdaq Index share weights will be determined anew based upon the last sale prices and aggregate capitalization of the Nasdaq Index at the close of trading on the Thursday in the week immediately preceding the week of the third Friday in March, June, September and December. Changes to the Nasdaq Index share weights will be made effective after the close of trading on the third Friday in March, June, September and December, and an adjustment to the Nasdaq Index divisor will be made to ensure continuity of the Nasdaq Index.

              Ordinarily, new rebalanced weights will be determined by applying the above procedures to the current Nasdaq Index share weights. However, the Nasdaq may from time to time determine rebalanced weights, if necessary, by instead applying the above procedure to the actual current market capitalization of the Nasdaq Index components. In those instances, the Nasdaq would announce the different basis for rebalancing prior to its implementation.

License Agreement with NASDAQ

              We have entered into an agreement with NASDAQ providing us and certain of our affiliates or subsidiaries identified in that agreement with a non-exclusive license and, for a fee, with the right to use the Nasdaq Index which is owned and published by NASDAQ, in connection with certain securities, including the notes.

              The notes are not sponsored, endorsed, sold or promoted by NASDAQ (NASDAQ along with its affiliates, the "Corporations"). The Corporations have not passed on the legality or suitability of, or the accuracy or adequacy of descriptions and disclosures relating to, the notes. The Corporations make no representation or warranty, express or implied to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly, or the ability of the Nasdaq Index, to track general stock market performance. The Corporations' only relationship to Credit Suisse is in the licensing of the Nasdaq Index trademarks or service marks, and certain trade names of the Corporations and the use of the Nasdaq Index which are determined, composed and calculated by NASDAQ without regard to Credit Suisse or the notes. NASDAQ has no obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculation the Nasdaq Index. The Corporations are not responsible for and have not participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. The Corporations have no liability in connection with the administration, marketing or trading of the notes.

              THE CORPORATIONS DO NOT GUARANTEE THE ACCURACY AND/OR UNINTERRUPTED CALCULATION OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE NASDAQ INDEX OR ANY DATA INCLUDED THEREIN. THE CORPORATIONS MAKE NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIM ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE NASDAQ INDEX OR ANY DATA

INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL THE CORPORATIONS HAVE ANY LIABILITY FOR ANY LOST PROFITS OR SPECIAL, INCIDENTAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES, EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

              NASDAQ®, NASDAQ 100® AND NASDAQ 100 INDEX® ARE TRADE OR SERVICE MARKS OF THE CORPORATIONS AND ARE LICENSED FOR USE BY CREDIT SUISSE. THE NOTES HAVE NOT BEEN PASSED ON BY THE CORPORATIONS AS TO THEIR LEGALITY OR SUITABILITY. THE NOTES ARE NOT ISSUED, ENDORSED, SOLD OR PROMOTED TO BY THE CORPORATIONS. THE CORPORATIONS MAKE NO WARRANTIES AND BEAR NO LIABILITY WITH RESPECT TO THE NOTES.

THE NIKKEI 225 INDEX

              We have derived all information regarding the Nikkei 225 Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, Nikkei Inc. Nikkei Inc. has no obligation to continue to publish, and may discontinue publication of, the Nikkei 225 Index. The Nikkei 225 Index is reported by Bloomberg under the ticker symbol "NKY."

Methodology of the Nikkei 225 Index

              The Nikkei 225 Index (the "Nikkei Index") is a stock index calculated, published and disseminated by Nikkei Inc. that measures the composite price performance of selected Japanese stocks. The Nikkei Index currently is based on 225 underlying stocks (the "Nikkei Underlying Stocks") trading on the Tokyo Stock Exchange (the "TSE") representing a broad cross-section of Japanese industries. All 225 Nikkei Underlying Stocks are stocks listed in the First Section of the TSE. Stocks listed in the First Section of the TSE are among the most actively traded stocks on the TSE. Nikkei Inc. rules require that the 75 most liquid issues (one-third of the component count of the Nikkei Index) be included in the Nikkei Index.

              The 225 companies included in the Nikkei Index are divided into six sector categories: Technology, Financials, Consumer Goods, Materials, Capital Goods/Others and Transportation and Utilities. These six sector categories are further divided into 36 industrial classifications as follows:

  •
  Technology—Pharmaceuticals, Electrical Machinery, Automobiles, Precision Machinery, Telecommunications;

  •
  Financials—Banks, Miscellaneous Finance, Securities, Insurance;

  •
  Consumer Goods—Marine Products, Food, Retail, Services;

  •
  Materials—Mining, Textiles, Paper and Pulp, Chemicals, Oil, Rubber, Ceramics, Steel, Nonferrous Metals, Trading House;

  •
  Capital Goods/Others—Construction, Machinery, Shipbuilding, Transportation Equipment, Miscellaneous Manufacturing, Real Estate; and

  •
  Transportation and Utilities—Railroads and Buses, Trucking, Shipping, Airlines, Warehousing, Electric Power, Gas.

              The Nikkei Index is a modified, price-weighted index (i.e., a Nikkei Underlying Stock's weight in the index is based on its price per share rather than the total market capitalization of the issuer) that is calculated by (i) multiplying the per share price of each Nikkei Underlying Stock by the corresponding weight factor for such Nikkei Underlying Stock, (ii) calculating the sum of all these products and (iii) dividing such sum by a divisor. The divisor was initially set at 225 for the date of May 16, 1949 using historical numbers from May 16, 1949. The divisor was 24.656 as of April 2, 2009, and is subject to periodic adjustments as set forth below. Each weight factor is computed by dividing ¥50 by the par value of the relevant Nikkei Underlying Stock, so that the share price of each Nikkei Underlying Stock, when multiplied by its weight factor, corresponds to a share price based on a uniform par value of ¥50. The stock prices used in the calculation of the Nikkei Index are those reported by a primary market for the Nikkei Underlying Stocks (currently the TSE). The level of the Nikkei Index is calculated once per minute during TSE trading hours.

              In order to maintain continuity in the Nikkei Index in the event of certain changes due to non-market factors affecting the Nikkei Underlying Stocks, such as the addition or deletion of stocks, substitution of stocks, stock splits or distributions of assets to stockholders, the divisor used in calculating the Nikkei Index is adjusted in a manner designed to prevent any instantaneous change or discontinuity in the level of the Nikkei Index. Thereafter, the divisor remains at the new value until a further adjustment is necessary as the result of another change. As a result of such change affecting any Nikkei Underlying Stock, the divisor is adjusted in such a way that the sum of all share prices immediately after such change multiplied by the applicable weight factor and divided by the new divisor (i.e., the level of the Nikkei Index immediately after such change) will be equal to the level of the Nikkei Index immediately prior to the change.

              A Nikkei Underlying Stock may be deleted or added by Nikkei Inc. Any stock becoming ineligible for listing in the First Section of the TSE due to any of the following reasons will be deleted from the Nikkei Underlying Stocks: (i) bankruptcy of the issuer, (ii) merger of the issuer with, or acquisition of the issuer by, another company, (iii) delisting of such stock, (iv) transfer of such stock to the "Seiri-Post" because of excess debt of the issuer or because of any other reason or (v) transfer of such stock to the Second Section. In addition, a component stock transferred to the "Kanri-Post" (Posts for stocks under supervision) is in principle a candidate for deletion. Nikkei Underlying Stocks with relatively low liquidity, based on trading value and rate of price fluctuation over the past five years, may be deleted by Nikkei. Upon deletion of a stock from the Nikkei Underlying Stocks, Nikkei Inc. will select a replacement for such deleted Nikkei Underlying Stock in accordance with certain criteria. In an exceptional case, a newly listed stock in the First Section of the TSE that is recognized by Nikkei Inc. to be representative of a market may be added to the Nikkei Underlying Stocks. In such a case, an existing Underlying Stock with low trading volume and deemed not to be representative of a market will be deleted by Nikkei Inc.

              A list of the issuers of the Nikkei Underlying Stocks constituting the Nikkei Index is available from the Nikkei Economic Electronic Databank System and from the Stock Market Indices Data Book published by Nikkei Inc. Nikkei Inc. may delete, add or substitute any stock underlying the Nikkei Index. Nikkei Inc. first calculated and published the Nikkei Index in 1970.

License Agreement with Nikkei Inc.

              We have derived all information regarding the Nikkei Index contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. Such information reflects the policies of, and is subject to change by, Nikkei Inc. The Nikkei Index is calculated, maintained and published by Nikkei Inc.

              The Nikkei Index is the intellectual property of Nikkei Inc. Nikkei Inc. was formerly known as Nihon Keizai Shimbun, Inc. The name was changed on January 1, 2007. "Nikkei," "Nikkei 225" and "Nikkei Stock Average" are the service marks of Nikkei Inc. Nikkei Inc. reserves all the rights, including copyright, to the Nikkei Index. Nikkei Digital Media, Inc., a wholly- owned subsidiary of Nikkei Inc., calculates and disseminates the Nikkei Index under exclusive agreement with Nikkei Inc. Nikkei Inc. and Nikkei Digital Media Inc. are collectively referred to as the "Nikkei Index Sponsor."

              The notes are not in any way sponsored, endorsed or promoted by the Nikkei Index Sponsor. The Nikkei Index Sponsor does not make any warranty or representation whatsoever, express or implied, either as to the results to be obtained as to the use of the Nikkei Index or the figure at which the Nikkei Index stands at any particular day or otherwise. The Nikkei Index is compiled and calculated solely by the Nikkei Index Sponsor. However, the Nikkei Index Sponsor shall not be liable to any person for any error in the Nikkei Index and the Nikkei Index Sponsor shall not be under any obligation to advise any person, including a purchaser or seller of the notes, of any error therein.

              In addition, the Nikkei Index Sponsor gives no assurance regarding any modification or change in any methodology used in calculating the Nikkei Index and is under no obligation to continue the calculation, publication and dissemination of the Nikkei Index.

THE RUSSELL 2000® INDEX

              We have derived all information regarding the Russell 2000® Index (a "Russell U.S. Index") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes to its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, Russell Investment Group ("Russell"). The Russell 2000® Index was developed by Russell and is calculated, maintained and published by Russell.

              The Russell 2000® Index is intended to track the performance of the small-cap segment of the U.S. equity market. The Russell 2000® Index is reconstituted annually and eligible initial public offerings ("IPOs") are added to the Russell 2000® Index at the end of each calendar quarter. The Russell 2000® Index is a subset of the Russell 3000E™ Index, which contains the largest 4,000 companies incorporated in the U.S. and its territories and represents approximately 99% of the U.S. equity market. The Russell 2000® Index measures the composite price performance of stocks of approximately 2,000 U.S. companies. As of July 31, 2009, the largest five sectors represented by the Russell 2000® Index were Financial Services, Consumer Discretionary, Technology, Health Care, and Producer Durables. Real-time dissemination of the value of the Russell 2000® Index by Reuters began on December 31st 1986. The Russell 2000 Index is reported by Bloomberg under ticker symbol "RTY." For information concerning the methodology of the Russell 2000® Index, please refer to "Methodology for the Russell U.S. Indices" below.

Methodology for the Russell U.S. Indices

              Companies incorporated in the United States are eligible for inclusion in the Russell U.S. Indices. Additionally, beginning during Reconstitution 2007, companies incorporated in select countries/regions including Anguilla, Antigua and Barbuda, Bahamas, Barbados, Belize, Bermuda, British Virgin Islands, Cayman Islands, Channel Islands, Cook Islands, Faroe Islands, Gibraltar, Isle of Man, Liberia, Marshall Islands, Netherlands Antilles, Panama, and Turks and Caicos Islands, are also being reviewed for eligibility if such company meets at least one of the following criteria: 1) the headquarters is in the United States or 2) the headquarters is in one of the designated countries/regions and the primary exchange with the most trading volume for local shares of the company is in the United States.

              Preferred and convertible preferred stock, redeemable shares, participating preferred stock, warrants and rights, trust receipts and American Depository Receipts are not eligible for inclusion in the Russell U.S. Indices. Royalty trusts, limited liability companies, closed-end investment companies (business development companies are eligible), blank check companies, special purpose acquisition companies, and limited partnerships are also not eligible for inclusion in the Russell U.S. Indices. Over-the-counter, bulletin board and pink sheet securities that are traded on a major U.S. exchange are not eligible for inclusion. Stocks must trade at or above $1.00 on their primary exchange on the last trading day in May of each year or during the IPO eligibility periods to be eligible for inclusion in the Russell U.S. Indices. However, if a stock falls below $1.00 intra-year, it will not be removed until the next reconstitution, if it is then still trading below $1.00. Companies with only a small portion of their shares available in the marketplace are not eligible. In order to be included in the annual reconstitution, a stock must be listed on May 31 and Russell must have access to documentation on that date supporting the company's eligibility for inclusion. IPOs are considered for inclusion quarterly.

              The primary criteria used to determine the initial list of securities eligible for the Russell U.S. Indices is total market capitalization, which is determined by multiplying total outstanding shares by the market price as of May 31 for those securities being considered at annual reconstitution. Only common stock is used to determine market capitalization for a company. If multiple share classes of common stock exist, they are combined. In cases where the common stock share classes act independently of each other, each class is considered for inclusion separately. On May 31st of each year, all eligible securities are ranked by their total market capitalization. Since 2004, reconstitution has occurred on the last Friday in June and IPO eligibility has been determined at the end of each calendar quarter.

              Once the market capitalization for each security is determined by use of total shares and price, each security is placed in the appropriate Russell market capitalization based index. The largest 4,000 securities become members of the Russell 3000E™ Index. The Russell 2000® Index is a subset of this index and generally includes companies #1001 to #3000 (based on descending total market capitalization) included in the Russell 3000E™ Index.

Capitalization Adjustments

              After membership is determined, a security's shares are adjusted to include only those shares available to the public, which is often referred to as "free float." The purpose of this adjustment is to exclude from market calculations the capitalization that is not available for purchase and is not part of the investable opportunity set. Stocks are weighted in the Russell U.S. Indices by their available market capitalization, which is calculated by multiplying the primary closing price by the available shares. The following types of shares are considered unavailable for purchase and removed from total market capitalization to arrive at free float or available market capitalization:

  •
  ESOP or LESOP shares that comprise 10% or more of the shares outstanding are adjusted;

  •
  Cross ownership by another Russell 3000E™ Index or Russell Global® Index member: Shares held by another member of a Russell index (including Russell global indices) is considered cross ownership, and all shares will be adjusted regardless of percentage held;

  •
  Large corporate and private holdings: Shares held by another listed company (non-member) or by private individuals will be adjusted if they are greater than 10% of shares outstanding. Not included in this class are institutional holdings, including investment companies, partnerships, insurance companies, mutual funds, banks or venture capital firms;

  •
  Unlisted share classes: Classes of common stock that are not traded on a U.S. exchange are adjusted;

  •
  IPO lock-ups: Shares locked up during an IPO that are not available to the public and will be excluded from the market value at the time the IPO enters the index; and

  •
  Government Holdings:

  •
  Direct government holders: Those holdings listed as "government of" are considered unavailable and will be removed entirely from available shares.

  •
  Indirect government holders: Shares held by government investment boards and/or investment arms will be treated similar to large private holdings and removed if the holding is greater than 10%.

  •
  Government pensions: Any holding by a government pension plan is considered institutional holdings and will not be removed from available shares.

Corporate Actions Affecting a Russell U.S. Index

              Changes to a Russell U.S. Index are made when an action is final. Depending upon the time an action is determined to be final, Russell will either (1) apply the action after the close of the current market day, or (2) apply the action after the close of the following day. The following summarizes the types of Russell U.S. Index maintenance adjustments. A full description of all corporate action driven change to the Russell U.S. Indices can be found on the Russell's website.

  •
  "No Replacement" Rule: Securities that leave a Russell U.S. Index for any reason (e.g., mergers, acquisitions or other similar corporate activity) are not replaced. Thus, the number of securities in a Russell U.S. Index over the year will fluctuate according to corporate activity.

  •
  Rules for Deletions:

  •
  Mergers and Acquisitions: Mergers and Acquisitions (M&A) result in changes to the membership and to the weighting of members within a Russell U.S. Index. M&A activity is applied to a Russell U.S. Index after the action is determined to be final. If both companies involved are included in the Russell 3000E™ Index or the Russell Global Index, the acquired company is deleted and its market capitalization is moved to the acquiring company's stock, according to the merger terms. If only one company is included in the Russell 3000E™ Index, there may be two forms of merger or acquisition: if the acquiring company is a member, the acquiring company's shares will be adjusted at month end, and if the acquiring company is not a member, the acquired company will be deleted if it is a standard acquisition or the acquired company will be deleted and the surviving entity will be placed in the appropriate market capitalization index if it is a reverse merger.

  •
  Reincorporations: Companies that are reincorporated to another country are deleted from the index when the reincorporation is final.

  •
  Delisting: Only companies listed on U.S. exchanges are included in the Russell U.S. Indices. Therefore, when a company is delisted from a U.S. exchange and moved to OTC, the company is removed from the Russell U.S. Index either at the close of the current day or the following day.

    •
    Bankruptcies and Voluntary Liquidations:Companies filing for Chapter 7 bankruptcy or that have filed a liquidation plan will be removed from the Russell U.S. Indices at the time of filing. Companies filing for Chapter 11 reorganization bankruptcy will remain members of the Russell U.S. Indices, unless the companies are delisted from the primary exchange and then normal delisting rules will apply.

  •
  Rule for Additions:

  •
  Spin-offs: Spin-off companies are added to the parent company's index and capitalization tier of membership, if the spin-off company is large enough. To be eligible, the spun-off company's total market capitalization must be greater than the market adjusted total market capitalization of the smallest security in the Russell 3000E™ Index at the latest reconstitution.

  •
  Initial Public Offerings: Eligible IPOs are added to the Russell U.S. Indices each quarter.

License Agreement with Russell

              We and Russell have entered into a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use the Russell 2000® Index in connection with the notes. The license agreement between Russell and us provides that language substantially the same as the following language must be stated in this underlying supplement. The Russell 2000® Index is the intellectual property of Russell (the "Sponsor"). The Sponsor reserves all rights including copyright, to the Russell 2000® Index.

              The notes are not sponsored, endorsed, sold or promoted by Russell. Russell makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in these notes particularly or the ability of the Russell U.S. Indices to track general stock market performance or a segment of the same. Russell's publication of the Russell U.S. Indices in no way suggests or implies an opinion by Russell as to the advisability of investment in any or all of the securities upon which the Russell U.S. Indices are based. Russell's only relationship to Credit Suisse is the licensing of certain trademarks and trade names of Russell and of the Russell U.S. Indices which are determined, composed and calculated by Russell without regard to Credit Suisse or the securities. Russell is not responsible for and has not reviewed the notes nor any associated literature or publications and Russell makes no representation or warranty express or implied as to their accuracy or completeness, or otherwise. Russell reserves the right, at any time and without notice, to alter, amend, terminate or in any way change the Russell U.S. Indices. Russell has no obligation or liability in connection with the administration, marketing or trading of the notes.

              RUSSELL DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN AND RUSSELL SHALL HAVE NO LIABILITY FOR ANY ERRORS, OMISSIONS, OR INTERRUPTIONS THEREIN. RUSSELL MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO THE RESULTS TO BE OBTAINED BY THE RUSSELL U.S. INDICES. INVESTORS, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. RUSSELL MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE RUSSELL U.S. INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FOREGOING, IN NO EVENT SHALL RUSSELL HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

 THE S&P INDICES

              We have derived all information regarding the S&P 500® Index, the S&P MidCap 400® Index and the S&P® 100 Index (each an "S&P Index," and together, the "S&P Indices"), the S&P® Homebuilders Select Industry™ Index and the S&P/ASX 200 Index contained in this underlying supplement, including, without limitation, their make-up, method of calculation and changes to their components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of S&P as stated in such sources, and such policies are subject to change by S&P. S&P is under no obligation to continue to publish, and may discontinue or suspend the publication of, the S&P Indices, the S&P® Homebuilders Select Industry™ Index and the S&P/ASX 200 at any time.

THE S&P 500® INDEX

              The S&P 500® Index is intended to provide a performance benchmark for the U.S. equity markets. The calculation of the level of the S&P 500® Index (as discussed below in further detail) is based on the relative value of the aggregate market value of the common stocks of 500 companies as of a particular time as compared to the aggregate average market value of the common stocks of 500 similar companies during the base period of the years 1941 through 1943. Historically, the market value of any S&P 500® component stock was calculated as the product of the market price per share and the number of the then outstanding shares of such S&P 500® component stock. As discussed below, on March 21, 2005, S&P began to use a new methodology to calculate the market value of the component stocks and on September 16, 2005, S&P completed its transition to the new calculation methodology. The 500 companies are not the 500 largest companies listed on the NYSE and not all 500 companies are listed on such exchange. S&P chooses companies for inclusion in the S&P 500® Index with an aim of achieving a distribution by broad industry groupings that approximates the distribution of these groupings in the common stock population of the U.S. equity market. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 500® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the market price of that company's common stock is generally responsive to changes in the affairs of the respective industry and the market value and trading activity of the common stock of that company. The S&P 500® Index is reported by Bloomberg under the ticker symbol "SPX." For information concerning the methodology and the criteria for inclusion in the S&P 500® Index, please refer to "The S&P Indices Methodology" and "Criteria for Inclusion in the S&P Indices," respectively, below.

THE S&P MIDCAP 400® INDEX

              The S&P MidCap 400® Index is intended to provide a benchmark for performance measurement of the medium capitalization segment of the U.S. equity markets. It tracks the stock price movement of 400 companies with mid-sized market capitalizations, primarily ranging from $750 million to $3.3 billion. S&P chooses companies for inclusion in the S&P MidCap 400® Index with an aim of achieving a distribution by broad industry grouping that approximates the distribution of these groupings in the common stock population of the medium capitalization segment of the U.S. equity market. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely held and the market value and trading activity of the common stock of that company. The S&P MidCap 400® Index is reported by Bloomberg under the ticker symbol "MDY." For information concerning the methodology and the criteria for inclusion in the S&P MidCap 400® Index, please refer to "The S&P Indices Methodology" and "Criteria for Inclusion in the S&P Indices," respectively, below.

THE S&P 100® INDEX

              The S&P 100® Index is a subset of the S&P 500® Index and is comprised of 100 leading U.S. stocks with exchange-listed options. Constituents of the S&P 100® Index are selected for sector balance and represent about 59% of the market capitalization of the S&P 500® Index and almost 45% of the market capitalization of the U.S. equity markets. Because the S&P 100® Index is derived from the S&P 500® Index, the S&P 100® Index stocks are also subject to the published S&P 500® criteria for additions and deletions. In addition, only companies included in the S&P 500® Index are eligible for inclusion in the S&P 100® Index. All stocks added to the S&P 100® Index must maintain exchange-listed options. Sector balance is considered in the selection of companies for the S&P 100® Index. S&P may from time to time, in its sole discretion, add companies to, or delete companies from, the S&P 100® Index to achieve the objectives stated above. Relevant criteria employed by S&P include the viability of the particular company, the extent to which that company represents the industry group to which it is assigned, the extent to which the company's common stock is widely-held and the market value and trading activity of the common stock of that company. S&P may remove a company that substantially violates one or more of the criteria for index inclusion from the S&P 100® Index. The S&P 100® Index is reported by Bloomberg under the ticker symbol "OEX." For information concerning the methodology and the criteria for inclusion in the S&P 100® Index, please refer to "The S&P Indices Methodology" and "Criteria for Inclusion in the S&P Indices," respectively, below.

Criteria for Inclusion in the S&P Indices

              In order to be included in the S&P Indices, the stock must meet the following criteria:

  •
  the issuer of the stock must be a U.S. company (to determine whether an issuer is a U.S. company, S&P considers a number of factors, including the location of the company's operations, corporate structure, accounting standards and exchange listings);

  •
  the issuer must have an unadjusted market capitalization of $4.0 billion or more to be included in the S&P 500® Index and between $1.5 billion and $4.5 billion to be included in the S&P MidCap 400® Index. The market capitalization requirements are reviewed periodically so as to ensure consistency with market conditions;

  •
  at least 50% of the issuer's market capitalization must be publicly floated;

  •
  the sector representation for the S&P 500® Index and the S&P MidCap 400® Index is periodically evaluated and updated based on activity in the U.S. economy. Updates to the sector representation for the component indices results in equivalent updates to the sector representation in other S&P Indices;

  •
  the ratio of annual dollar value traded to market capitalization should be 0.3 or greater;

  •
  the issuer must also be found to be financially viable by posting four consecutive quarters of positive as-reported earnings, where as-reported earnings are defined as GAAP Net Income, excluding discontinued operations and extraordinary items; and

  •
  the issuer must also be an operating company—closed-end funds, holding companies, tracking stocks, partnerships, investment vehicles and royalty trusts are not eligible; but real estate investment trusts and business development companies are eligible.

              A company can be removed from the S&P Indices if it substantially violates one or more of the criteria for index inclusion, or if the company is involved in a merger, acquisition or restructuring such that it no longer meets the inclusion criteria.

The S&P Indices Methodology

              On March 21, 2005, S&P began to calculate the S&P Indices based on a half float-adjusted formula, and on September 16, 2005 the S&P Indices became fully float-adjusted. S&P's criteria for selecting stocks for the S&P Indices have not been changed by the shift to float adjustment. However, the adjustment affects each company's weight in the S&P Indices (i.e., its market value).

              Under float adjustment, the share counts used in calculating the S&P Indices reflect only those shares that are available to investors, not all of a company's outstanding shares. S&P defines three groups of shareholders whose holdings are subject to float adjustment:

  •
  holdings by other publicly traded corporations, venture capital firms, private equity firms, strategic partners or leveraged buyout groups;

  •
  holdings by government entities, including all levels of government in the United States or foreign countries; and

  •
  holdings by current or former officers and directors of the company, founders of the company, or family trusts of officers, directors or founders, as well as holdings of trusts, foundations, pension funds, employee stock ownership plans or other investment vehicles associated with and controlled by the company.

              However, treasury stock, stock options, restricted shares, equity participation units, warrants, preferred stock, convertible stock, and rights are not part of the float. In cases where holdings in a group exceed 10% of the outstanding shares of a company, the holdings of that group will be excluded from the float-adjusted count of shares to be used in the index calculation. Mutual funds, investment advisory firms, pension funds or foundations not associated with the company and investment funds in insurance companies, shares of a United States company traded in Canada as "exchangeable" shares, that trust beneficiaries may buy or sell without difficulty or significant additional expense beyond typical brokerage fees, and, if a company has multiple classes of stock outstanding, shares in an unlisted or non-traded class if such shares are convertible by shareholders to a listed class without undue delay and cost, are also part of the float.

              For each stock, an investable weight factor ("IWF") is calculated by dividing (i) the available float shares, defined as the total shares outstanding less shares held in one or more of the three groups listed above where the group holdings exceed 10% of the outstanding shares, by (ii) the total shares outstanding. For companies with multiple classes of stock, S&P will calculate the weighted average IWF for each stock using the proportion of the total company market capitalization of each share class as the weights. The result is reviewed to assure that when the weighted average IWF is applied to the class included in the S&P Indices, the shares to be purchased are not significantly larger than the available float for the included class.

              The S&P Indices are calculated using a base-weighted aggregate methodology: the level of the relevant S&P Index reflects the total market value of all component stocks relative to such S&P Index's base period.

              An indexed number is used to represent the results of this calculation in order to make the value easier to work with and track over time.

              The daily calculation of the S&P Indices is computed by dividing the sum of the IWF multiplied by both the price and the total shares outstanding for each stock (i.e. the aggregate market value) by the index divisor. By itself, the index divisor is an arbitrary number. However, in the context of the calculation of the S&P Indices, it is the only link to the original base period level of the S&P Indices. The index divisor keeps the S&P Indices comparable over time and is the manipulation point for all adjustments to the S&P Indices.

              Index maintenance includes monitoring and completing the adjustments for company additions and deletions, rights issues, share buybacks and issuances and spinoffs. Changes to the S&P Indices are made on an as-needed basis. There is no annual or semi-annual reconstitution. Rather, changes in response to corporate actions and market developments can be made at any time. Constituent changes are typically announced two to five days before they are scheduled to be implemented.

              To prevent the level of the S&P Indices from changing due to corporate actions, all corporate actions that affect the total market value of the S&P Indices require an index divisor adjustment. By adjusting the index divisor for the change in total market value, the level of the S&P Indices remains constant. This helps maintain the level of the S&P Indices as an accurate barometer of stock market performance and ensures that the movement of the S&P Indices does not reflect the corporate actions of individual companies in the S&P Indices. All index divisor adjustments are made after the close of trading and after the calculation of the S&P Indices. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P Indices and do not require index divisor adjustments.

              The table below summarizes the types of S&P Index maintenance adjustments and indicates whether or not an index divisor adjustment is required.

Type of Corporate Action	Adjustment Factor	Divisor Adjustment Required
Stock split (i.e., 2-for-1)	Shares Outstanding multiplied by 2; Stock Price divided by 2	No
Share Issuance (i.e., change = 5%)	Shares Outstanding plus newly issued Shares	Yes
Share Repurchase (i.e., change = 5%)	Shares Outstanding minus Repurchased Shares	Yes
Special Cash Dividends	Share Price minus Special Dividend	Yes
Company Change	Add new company Market Value minus old company Market Value	Yes
Rights offering	Divisor adjustment reflects increase in market cap measured as the shares issued multiplied by the price paid	Yes
Spinoffs	If the spun-off company is not added to the relevant S&P Index, then index market value minus value of the spun-off unit	Yes
	If the spun-off company is added to the S&P Index, then no company is removed from the index	No
	If the spun-off company is added to the relevant S&P Index, then another company is removed to keep the number of names fixed, and the index divisor adjustment reflects the deletion	Yes

              Stock splits and stock dividends do not affect the index divisor of the S&P Index, because following a split or dividend both the stock price and number of shares outstanding are adjusted by

S&P so that there is no change in the market value of the S&P component stock. All stock split and dividend adjustments are made after the close of trading on the day before the ex-date.

              Each of the corporate events exemplified in the table requiring an adjustment to the index divisor has the effect of altering the market value of the S&P component stock and consequently of altering the aggregate market value of the S&P component stocks, i.e. the post-event aggregate market value. In order that the pre-event index value not be affected by the altered market value (whether increase or decrease) of the affected S&P component stock, a new index divisor is derived as follows:

Post-Event Aggregate Market Value New Divisor	=	Pre-Event Index Value

New Divisor	=	Post-Event Aggregate Market Value Pre-Event Index Value

              A large part of the index maintenance process involves tracking the changes in the number of shares outstanding of each of the companies included in each S&P Index. Four times a year, on a Friday close to the end of each calendar quarter, the share totals of companies in the S&P Indices are updated as required by any changes in the number of shares outstanding. After the totals are updated, the index divisor is adjusted to compensate for the net change in the total market value of the index. In addition, any changes over 5% in the current common shares outstanding for the S&P Indices companies are carefully reviewed on a weekly basis, and when appropriate, an immediate adjustment is made to the index divisor.

THE S&P® HOMEBUILDERS SELECT INDUSTRY™ INDEX

              The S&P® Homebuilders Select Industry™ Index (the "S&P Homebuilders Index") is an equal-weighted index that is designed to measure the performance of the homebuilders sub-industry portion of the S&P® TMI Index, a benchmark that measures the performance of the U.S. equity market. The S&P® TMI Index offers broad market exposure to companies of all market capitalization, including all common equities listed on the NYSE, the AMEX and the NASDAQ National and Small Cap markets. Only U.S. companies are eligible for inclusion in the S&P® TMI Index. Each of the component stocks in the S&P Homebuilders Index is a constituent company within the homebuilding sub-industry of the S&P® TMI Index. The S&P Homebuilders Index is reported by Bloomberg under ticker symbol "SPSIHOTR."

Eligibility for the S&P Homebuilders Index

              Membership to the S&P Homebuilders Index is based on a company's GICS classification, as well as liquidity market cap requirements and domicile.

              To be eligible for the S&P Homebuilders Index, companies must be in the S&P® TMI Index and rank in the top 90% of their relevant GICS sub-industry (i.e., homebuilding sub-industry) by float- adjusted market capitalization. The stocks at the top, whose cumulative market capitalization is less than or equal to 90% of the total market capitalization of the homebuilding sub-industry, are deemed to qualify. If the stock count is less than 21, then companies having a float-adjusted market capitalization above $500 million are added sequentially in order of float-adjusted market capitalization. If there are still fewer than 21 stocks in the S&P Homebuilders Index, stocks from a supplementary list of highly correlated sub-industries that meet the market capitalization and liquidity thresholds, are included in order of their float-adjusted market capitalization to reach 21 constituents.

Market Capitalization

              Stocks with a float-adjusted market capitalization above $500 million and meet the liquidity threshold are included in order of their float-adjusted market capitalization until the stock count reaches 21. The float-adjusted market capitalization of these stocks must combine to be at least 90% of the total homebuilding sub-industry market capitalization. If the S&P Homebuilders Index still does not have enough stocks that meet the criteria for inclusion, the minimum market capitalization requirements may be relaxed until the other requirements have been satisfied.

Liquidity

              Constituents must have a liquidity ratio—defined by dollar value traded over the previous 12 months divided by average market capitalization over the previous 12 months—greater than 30%. The length of time to evaluate liquidity is reduced to available trading period for IPOs or spin-offs that do not have 12 months of trading history.

Domicile

              Only U.S. companies are eligible for inclusion in the S&P Homebuilders Index.

S&P Homebuilders Index Construction and Calculations

              The S&P Homebuilders Index is equal-weighted and calculated by the divisor methodology.

              The initial divisor is set to have a base index value of 1000 on December 15, 2000. The index value is simply the index market value divided by the index divisor:

Index Value = (Index Market Value) / Divisor
Index Market Value =	(Component Stocks)i × (Price)i

              where N is the number of stocks in the index.

              At the beginning of each quarterly rebalancing, the Component Stocks are set so that each constituent has equal weight.

    (Component Stocks)i, after rebalance = K / (Price)i, rebalance date where K is an arbitrary or nominal value used to ensure each company's "shares" number is derived to establish equal weighting in the index.

              In order to maintain index series continuity, it is also necessary to adjust the divisor at each rebalancing.

              (Index Value)before rebalance = (Index Value)after rebalance

              Therefore,

              (Divisor)after rebalance = (Index Market Value)after rebalance / (Index Value)before rebalance

S&P Homebuilders Index Maintenance

              The membership to S&P Homebuilders Index is reviewed quarterly. Rebalancing occurs after the closing on the third Friday of the quarter ending month. The reference date for additions and deletions is after the closing of the last trading date of the previous month. No companies are added between rebalancings. However, a company will be deleted from the S&P Homebuilders Index if the S&P® TMI Index drops the constituent. If a constituent deletion causes the number of companies in the S&P Homebuilders Index to fall below 21, no addition will be made to the S&P Homebuilders Index until the next rebalancing. At that time, the entire S&P Homebuilders Index will be rebalanced based on all eligibility criteria, including the minimum number of companies. In case of GICS changes, where a company does not belong to the homebuilding sub-industry after the classification change, it is removed from the S&P Homebuilders Index at the next rebalancing.

              The table below summarizes the types of index maintenance adjustments and indicates whether or not an index adjustment is required.

S&P® TMI Index Action	Adjustment Made to Index	Divisor Adjustment?
Constituent change	If the constituent is a member of the S&P Homebuilders Index, it is dropped.	Yes
Share changes between quarterly share adjustments	None.	No
Quarterly share changes	There is no direct adjustment, however, on the same date the S&P Homebuilders Index rebalancing will take place.	Only because of the Index rebalancing.
GICS change	None. If, after the GICS change, a company no longer qualifies to belong to the relevant Select Industry Index, it is removed at the next rebalancing.	No
Spin-off
	No weight change. The price is adjusted to price of Parent Company minus (Price of Spin-off company/Share Share ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Rights Offering
	The price is adjusted to Price of Parent Company minus (Price of Rights Subscription/Rights Ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Stock Split	The Component Stocks are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Corporate Actions

Corporate Action	Adjustment Made to Index	Divisor Adjustment?
Spin-off	No weight change. The price is adjusted to the Price of the Parent Company minus (the Price of the Spin-off company/Share Exchange Ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Rights Offering
	The price is adjusted to the Price of the Parent Company minus (the Price of the Rights Subscription/Rights Ratio). The Component Stocks change so that the company's weight remains the same as its weight before the spin-off.	No
Stock Split	The Component Stocks are multiplied by and price is divided by the split factor.	No
Share Issuance or Share Repurchase	None.	No
Special Dividends	Price of the stock making the special dividend payment is reduced by the per share special dividend amount after the close of trading on the day before the dividend ex-date.	Yes

Total Return

              The S&P Homebuilders Index will have a total return counterpart, which assumes dividends are reinvested in the S&P Homebuilders Index after the close on the ex-date. On any given date t:

              Total Return Multipliert = [(Total Return Index Valuet-1) + (Total Return Multipliert)] / (Index Valuet-1)

Total Return Index Valuet = (Total Return Index Valuet-1) × (Total Return Multipliert)

Index Dividend Pointst =	S	(Component Stocks)i,t × (Ex-dividends)i,t / Divisort

THE S&P/ASX 200 INDEX

              The S&P/ASX 200 Index is intended to provide a performance benchmark for the Australian equity market. The S&P/ASX 200 Index is comprised of the stocks included in the S&P/ASX 100 Index plus an additional 100 stocks selected by the Standard & Poor's Australian Index Committee ("S&P/ASX Committee"). The S&P/ASX 200 Index is float-adjusted, covering approximately 78% of the total market capitalization of the Australian market. The index essentially covers large-cap and mid-cap stocks evaluated for liquidity and size. The components of the S&P/ASX 200 Index are drawn from the universe of ordinary and preferred equity stocks listed on the Australian Stock Exchange ("ASX"). Other types of securities, including convertible stock, bonds, warrants, and preferred stocks that provide a guaranteed fixed return are not eligible for inclusion. The S&P/ASX 200 Index is reported by Bloomberg under the ticker symbol "AS51."

Methodology of the S&P/ASX 200 Index

              The S&P/ASX 200 Index weights companies according to the GICS®, which creates uniform ground rules for replicable, custom-tailored, industry-focused portfolios. It also enables meaningful comparisons of sectors and industries across regions. Sector indices are available for the S&P/ASX 200 Index. As of June 26, 2009 the securities included in the S&P/ASX 200 Index were classified into the following ten sectors: Energy, Materials, Industrials, Consumer Discretionary, Consumer Staples, Health Care, Financials—x—A-REIT, Information Technology, Telecommunications Services, Utilities and A-REIT.

Calculation of the S&P/ASX 200 Index

              The calculation of the value of the S&P/ASX 200 Index is based on the relative float-adjusted aggregate market capitalization of the stocks of 200 companies in the Australian market as of a particular time as compared to the base value of the S&P/ASX 200 Index. The index market capitalization for each S&P/ASX 200 component stock is calculated by multiplying the company's stock price times the number of ordinary shares times the investable weight factor (as discussed below). Calculations for the S&P/ASX 200 Index are based on stock prices taken from the Australian Stock Exchange ("ASX"). The official daily S&P/ASX 200 Index closing values are calculated after the market closes and are based on the last traded price for each S&P/ASX 200 component stock. Component stocks of the S&P/ASX 200 Index are determined after an analysis of the stocks' liquidity, free float and market capitalization. A constituent of the S&P/ASX 200 Index must be sufficiently liquid to enable institutional investors to buy in and sell out of the company without severely distorting the share price of that stock. The S&P/ASX Committee assesses whether a company has sufficient liquidity to be eligible for the S&P/ASX 200 Index by analyzing each company's free float and daily share turnover. Free float is defined as the portion of shares not being held by the following: (i) government and government agencies, (ii) controlling and strategic shareholders/partners, (iii) any other entities or individuals which hold more than 5%, excluding some financial institutions and funds and (iv) other restricted portions such as treasury stocks. Stocks are deemed ineligible for inclusion in the S&P/ASX 200 if their free float is less than 30%. In addition, the S&P/ASX Committee considers market capitalization, adjusting each company's market capitalization for free float. An investable weight factor is used in the adjustment process. In most cases, a stock's factor will be a direct reflection of its level of free float. The S&P/ASX Committee considers average float-adjusted market capitalization over a six-month period when assessing whether a company's market capitalization is sufficient for the company to be represented in the S&P/ASX 200.

              The S&P/ASX Committee is responsible for setting policy, determining index composition and administering the S&P/ASX 200 Index in accordance with the S&P/ASX methodology. The S&P/ASX Committee is comprised of five members representing S&P and ASX. The S&P/ASX Committee may add, remove or bypass any company or security during the selection process. In maintaining the S&P/

ASX 200 Index, the S&P/ASX Committee considers the guiding principle of minimizing changes to the index portfolio. The S&P/ASX Committee deletes component stocks from the S&P/ASX 200 Index for reasons including acquisition, insufficient market capitalization, insufficient liquidity, liquidation or insolvency and company restructurings. Additions to the S&P/ASX 200 Index are triggered only by deletions, and are evaluated using the criteria described above for selection of S&P/ASX 200 component stocks. Initial public offerings may be eligible for inclusion prior to six months of data being available, but only if a deletion occurs and the S&P/ASX Committee decides that the inclusion is justified.

              The S&P/ASX Committee rebalances the S&P/ASX 200 Index quarterly at the end of February, May, August, and November; the free float and investable weight factors of S&P/ASX 200 component stocks are reviewed as part of the February rebalance. Quarterly rebalances analyze market capitalization and liquidity over the previous six months. The S&P/ASX Committee announces index deletions and replacements to the S&P/ASX 200 Index to the market on the first Friday of March, June, September and December. Quarterly changes become effective at the close of trade on the third Friday of March, June, September and December. The S&P/ASX 200 Index is also rebalanced, and investable weight factors are adjusted, on an as needed basis when significant corporate events occur.

              S&P makes changes to the S&P/ASX 200 Index shares on issue under the following circumstances: (i) market-wide placements and buybacks that are 5% of the index issued capital and greater than 50 million Australian dollars ("A$"), (ii) shares issued as a result of dividend reinvestment plans and (iii) rights issues, bonus issues and other major corporate actions. The ASX may quote a different number of shares than the S&P/ASX 200 Index; however, if the aggregated difference between the ASX quoted shares and the S&P/ASX index quoted shares at quarter-end is greater than A$100 million or 5% of the index issued capital, shares will be adjusted to reflect those quoted by the ASX.

License Agreement with S&P

              We and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including the notes.

              The license agreement between S&P and us provides that language substantially the same as the following language must be stated in this pricing supplement:

              "S&P/ASX 200™," "ASX," "All Ords," "All Ordinaries," "All Ordinaries Index," "All Ordinaries Price Index," "All Ord Share Price Index" and "All Ordinaries Accumulation Index" are trademarks of ASX Operations Pty Limited. The foregoing marks have been licensed for use by Credit Suisse. The notes are not sponsored, endorsed, sold or promoted by Standard & Poor's or the Australian Stock Exchange and Standard & Poor's and the Australian Stock Exchange makes no representation, warranty, or condition regarding the advisability of investing in the notes.

THE S&P CNX NIFTY INDEX

              We have derived all information contained in this underlying supplement regarding the S&P CNX Nifty Index, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, India Index Services and Products Ltd. ("IISL"), which is a joint venture between the National Stock Exchange of India Ltd. ("NSE") and CRISIL Ltd. (formerly Credit Rating Information Services of India Limited) ("CRISIL").

              The S&P CNX Nifty Index is a diversified 50-stock, market capitalization-weighted index comprising large and highly liquid securities traded on the NSE. The S&P CNX Nifty Index covers 25 sectors of the Indian economy, and, as of December 31, 2008 includes securities with a market capitalization representing 60.00% of the total market capitalization of the Indian stock market. The S&P CNX Nifty Index is calculated and maintained by IISL and disseminated on the NSE website. IISL has a consulting and licensing agreement with Standard & Poor's, a division of The McGraw Hill Companies, Inc. Information contained in the NSE website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement.

              The S&P CNX Nifty Index was established with a base value of 1000 and a base capital of 2.06 trillion Indian rupees as of November 3, 1995, which marked the completion of one year of operations of NSE's Capital Market Segment. All prices for the S&P CNX Nifty Index are in Indian rupees.

Selection Criteria

              To be eligible for inclusion in the S&P CNX Nifty Index, a company must be domiciled in India and trade on the NSE. All common shares of such companies are eligible for inclusion in the S&P CNX Nifty Index. Convertible stock, bonds, warrants, rights, and preferred stock that provide a guaranteed fixed return are not eligible. A company must also meet market capitalization, liquidity and free float requirements, as described below.

              Market capitalization. Companies eligible for inclusion in the S&P CNX Nifty Index must have a trailing six-month average market capitalization of 5 billion rupees or more.

              Liquidity. For inclusion in the S&P CNX Nifty Index, the security should have traded at an average impact cost of 0.75% or less for 90% of the observations during the six months prior to the date of review. Impact cost is the cost, at any point in time, of executing a transaction in a security in proportion to the weight of its market capitalization against the S&P CNX Nifty Index market capitalization. This is the percentage mark up suffered while buying or selling the desired quantity of a security compared to its ideal price, which is the average of the best buy price and the best sell price.

              Free Float. For inclusion in the S&P CNX Nifty Index, a company should have available to investors at least 12% of its stock that is not held by its promoters and associated entities (where identifiable) and available to investors.

              A company which comes out with an initial public offering will be eligible for inclusion in the S&P CNX Nifty Index if it fulfills the normal eligibility criteria for the S&P CNX Nifty Index (market capitalization, liquidity and floating stock) for a trailing three-month period instead of a trailing six-month period.

Index Calculation

              The S&P CNX Nifty Index is calculated real-time on all days that the NSE is open, using a market capitalization weighted methodology wherein the level of the S&P CNX Nifty Index reflects the total market value of all the stocks in the S&P CNX Nifty Index relative to a particular base period. The methodology also takes into account constituent changes in the S&P CNX Nifty Index and corporate actions such as stock splits, rights issuance, etc., without affecting the S&P CNX Nifty Index value.

              The S&P CNX Nifty Index is computed by dividing the total market capitalization of the component securities as of the current date (MCn) by the total market capitalization of the same securities as of the initial date (MC1), multiplied by the S&P CNX Nifty Index value as of the initial date (I1):

In = (I1 * MCn)/MC1

              The total market capitalization as of the current date is computed as follows:

MCn = S Pi * Qi

where:

Qi = Number of shares outstanding (of the ith issue) as of the current date.

Pi = Security price of the ith issue as of the current date.

N = Total number of component securities used in the S&P CNX Nifty Index calculation.

              In addition to price bands that exist for certain securities, the NSE has index-based, market-wide "circuit breakers." The circuit breakers apply when the S&P CNX Nifty Index or the BSE Sensex Index fluctuates in value more than 10%, 15% or 20%. Once triggered, a circuit breaker causes all equity and equity derivative markets cease to trade nationwide for a specified number of hours.

Index Maintenance

              There is a three-tier governance structure comprising the board of directors of IISL, the S&P CNX Nifty Index Policy Committee and the S&P CNX Nifty Index Maintenance Subcommittee. The S&P CNX Nifty Index Policy Committee is involved in the policy and guidelines for managing the S&P CNX Nifty Index. The S&P CNX Nifty Index Maintenance Subcommittee makes all decisions on additions and deletions of companies in the S&P CNX Nifty Index.

              The S&P CNX Nifty Index is reviewed on a quarterly basis, and six weeks' notice is given to the market before any changes to the constitution of the S&P CNX Nifty Index take effect. A list of eligible securities is compiled based on the market capitalization criteria. Then, the liquidity and free float filter are applied, and the list of companies remaining forms the pool of potential replacement securities. The fifty companies in the pool with the largest market capitalization are selected for inclusion in the S&P CNX Nifty Index.

              Changes in the S&P CNX Nifty Index level reflect changes in the total market capitalization of the S&P CNX Nifty Index that are caused by stock price movements in the market. They do not reflect changes in the market capitalization of the S&P CNX Nifty Index, or of the individual stocks, that are caused by corporate actions such as dividend payments, stock splits, distributions to shareholders, mergers, or acquisitions. When a stock is replaced by another stock in the S&P CNX Nifty Index, the S&P CNX Nifty Index divisor is adjusted so the change in index market value that results from the addition and deletion does not change the S&P CNX Nifty Index level.

              The S&P CNX Nifty Index is also monitored on a continuing basis to allow for adjustments due to share changes, stock splits, stock dividends, and stock price adjustments due to restructurings or spin-offs. Some corporate actions, such as stock splits and stock dividends, require simple changes in the common shares outstanding and the stock prices of the companies in the S&P CNX Nifty Index. Other corporate actions, such as share issuances, change the market value of the S&P CNX Nifty Index and require a divisor adjustment to prevent the value of the S&P CNX Nifty Index from changing. Adjusting the divisor for a change in market value leaves the value of the S&P CNX Nifty Index unaffected by the corporate action. Divisor adjustments are made after the close of trading and after the calculation of the closing value of the S&P CNX Nifty Index. Corporate actions such as splits, stock dividends, spin-offs, rights offerings, and share changes are applied on the ex-date.

License Agreement with IISL

              IISL and Credit Suisse have entered into or will enter into a non-exclusive license agreement providing for the sub-license to us, and certain of our affiliates, in exchange for a fee, of the right to use the S&P CNX Nifty Index, which is owned and published by IISL, in connection with certain securities, including the notes.

              Standard & Poor's ("S&P") is a division of The McGraw-Hill Companies, Inc. "Standard & Poor's®" and "S&P®" are trademarks of The McGraw-Hill Companies, Inc. and have been licensed for use by India Index Services & Products Limited in connection with the S&P CNX Nifty Index. IISL may further license the S&P trademarks to third parties, and has sublicensed such marks to Credit Suisse in connection with the S&P CNX Nifty Index and the notes. The S&P CNX Nifty Index is not compiled, calculated or distributed by S&P and S&P makes no representation regarding the advisability of investing in products that utilize the S&P CNX Nifty Index as a component thereof, including notes.

              The notes are not sponsored, endorsed, sold or promoted by IISL or S&P. Neither IISL nor S&P makes any representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P CNX Nifty Index to track general stock market performance in India. The relationship of S&P and IISL to Credit Suisse is only in respect of the licensing of certain trademarks and trade names of their Index which is determined, composed and calculated by IISL without regard to Credit Suisse or the notes. Neither S&P nor IISL has any obligation to take the needs of Credit Suisse or the owners of the notes into consideration in determining, composing or calculating the S&P CNX Nifty Index. Neither S&P nor IISL is responsible for or has participated in the determination of the timing of, prices at, or quantities of the notes to be issued or in the determination or calculation of the equation by which the notes are to be converted into cash. Neither IISL nor S&P has any obligation or liability in connection with the administration, marketing or trading of the notes.

              S&P and IISL do not guarantee the accuracy and/or the completeness of the S&P CNX Nifty Index or any data included therein and they shall have no liability for any errors, omissions, or interruptions therein. Neither S&P nor IISL makes any warranty, express or implied, as to results to be obtained by Credit Suisse, owners of the notes, or any other person or entity from the use of the S&P CNX Nifty Index or any data included therein. IISL and S&P make no express or implied warranties, and expressly disclaim all warranties of merchantability or fitness for a particular purpose or use with respect to the S&P CNX Nifty Index or any data included therein. Without limiting any of the foregoing, IISL and S&P expressly disclaim any and all liability for any damages or losses arising out of or related to the notes, including any and all direct, special, punitive, indirect, or consequential damages (including lost profits), even if notified of the possibility of such damages.

THE S&P SELECT SECTOR INDICES

              We have derived all information regarding the Energy Select Sector Index, the Financial Select Sector Index and the Health Care Select Sector Index (each a "Select Sector Index," and together, the "Select Sector Indices") contained in this underlying supplement, including, without limitation, their make-up, method of calculation and changes in their component securities, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. The stocks included in each Select Sector Index are selected by Merrill Lynch, acting as index compilation agent in consultation with S&P, from the universe of companies represented by the S&P Indices. The Exchange, formerly known as AMEX, acts as index calculation agent in connection with the calculation and dissemination of each Select Sector Index.

THE ENERGY SELECT SECTOR INDEX

              The Energy Select Sector Index, which is one of nine Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index and are involved in the development or production of crude oil and natural gas, and provide drilling and other energy-related services. The Energy Select Sector Index includes companies from the following industries: oil, gas, and consumable fuels and energy equipment and services. The Energy Select Sector Index is reported by Bloomberg under the ticker symbol "IXE." For information concerning the methodology of the Energy Select Sector Index, please refer to "Methodology of the Select Sector Indices" below.

THE FINANCIAL SELECT SECTOR INDEX

              The Financial Select Sector Index, which is one of the nine Select Sector sub-indices of the S&P 500® Index, is intended to give investors an efficient, modified market capitalization-based way to track the movements of certain public companies that represent the financial sector of the S&P 500® Index. The Financial Select Sector Index includes component stocks in the following industries: commercial banks, capital markets, diversified financial services, insurance real estate, investment trusts, consumer finance, thrifts and mortgage finance and real estate management and development. The Financial Select Sector Index is reported by Bloomberg under the ticker symbol "IXM." For information concerning the methodology of the Financial Select Sector Index, please refer to "Methodology of the Select Sector Indices" below.

THE HEALTH CARE SELECT SECTOR INDEX

              The Health Care Select Sector Index, which is one of nine Select Sector sub-indices of the S&P 500® Index, is a modified market capitalization-based index intended to track the movements of companies that are components of the S&P 500® Index from the following industries: pharmaceuticals, health care providers and services, health care equipment and supplies, biotechnology, life sciences tools and services, and health care technology. The Health Care Select Sector Index is reported by Bloomberg under the ticker symbol "IXV." For information concerning the methodology of the Health Care Select Sector Index, please refer to "Methodology of the Select Sector Indices" below.

Methodology of the Select Sector Indices

              Each stock in the S&P 500® Index is allocated to only one Select Sector Index, and the nine Select Sector Indices together comprise all of the companies in the S&P 500® Index. Each Select Sector Index was developed and is maintained in accordance with the criteria set forth below.

  •
  Each of the component stocks in a Select Sector Index is a constituent company of the S&P 500® Index.

  •
  The nine Select Sector Indices together will include all of the companies represented in the S&P 500® Index and each of the stocks in the S&P 500® Index will be allocated to one and only one of the Select Sector Indices.

  •
  Merrill Lynch, acting as the index compilation agent, assigns each constituent stock of the S&P 500® Index to a Select Sector Index. The index compilation agent, after consultation with S&P, assigns a company's stock to a particular Select Sector Index on the basis of such company's sales and earnings composition and the sensitivity of the company's stock price and business results to the common factors that affect other companies in each Select

    Sector Index. S&P has sole control over the removal of stocks from the S&P 500® Index and the selection of replacement stocks to be added to the S&P 500® Index. However, S&P plays only a consulting role in the Select Sector Index assignment of the S&P 500® Index component stocks, which is the sole responsibility of the index compilation agent.

  •
  Each Select Sector Index is calculated by the American Stock Exchange Index Services Group ("ISG") using a modified "market capitalization" methodology. This design ensures that each of the component stocks within a Select Sector Index is represented in a proportion consistent with its percentage with respect to the total market capitalization of such Select Sector Index. Under certain conditions, however, the number of shares of a component stock within the Select Sector Index may be adjusted to conform to Internal Revenue Code requirements.

              Each Select Sector Index is calculated using the same methodology utilized by S&P in calculating the S&P 500® Index, using a base-weighted aggregate methodology. See "The S&P Indices Methodology" and "The S&P 500® Index" above. The daily calculation of each Select Sector Index is computed by dividing the total market value of the companies in the Select Sector Index by a number called the index divisor.

              The index compilation agent at any time may determine that a S&P 500® Index component stock which has been assigned to one Select Sector Index has undergone such a transformation in the composition of its business that it should be removed from that Select Sector Index and assigned to a different Select Sector Index. In the event that the index compilation agent notifies ISG that a S&P 500® component stock's Select Sector Index assignment should be changed, the Exchange will disseminate notice of the change following its standard procedure for announcing index changes and will implement the change in the affected Select Sector Indices on a date no less than one week after the initial dissemination of information on the sector change to the maximum extent practicable. It is not anticipated that S&P 500® component stocks will change sectors frequently.

              Component stocks removed from and added to the S&P 500® Index will be deleted from and added to the appropriate Select Sector Index on the same schedule used by S&P for additions and deletions from the S&P 500® Index insofar as practicable.

License Agreement with S&P

              We or one of our affiliates and S&P are parties to a non-exclusive license agreement providing for the license to us, in exchange for a fee, of the right to use indices owned and published by S&P in connection with certain securities, including these notes. "Standard & Poor's®," "S&P®," "S&P 500® ," "Standard & Poor's 500®," "500®," "MidCap 400®," "S&P 100®," "100®," "S&P® Homebuilders Select Industry™ Index," "SPDR®," "S&P® Select Industry," "S&P® TMI Index," "S&P® Select Sector Index," "Energy Select Sector Index," "Financial Select Sector Index" and "Health Care Select Sector Index" are trademarks of Standard & Poor's Corporation and have been licensed for use by Credit Suisse.

              The notes are not sponsored, endorsed, sold or promoted by Standard & Poor's Corporation ("S&P"). S&P makes no representation or warranty, express or implied, to the owners of the notes or any member of the public regarding the advisability of investing in securities generally or in the notes particularly or the ability of the S&P Indices, the S&P Homebuilders Index or the Select Sector Indices to track general stock market performance. S&P's only relationship to the licensee is the licensing of certain trademarks and trade names of S&P and of the S&P Indices, S&P Homebuilders Index or the Select Sector Indices which are determined, composed and calculated by S&P without regard to the licensee or the notes. S&P has no obligation to take the needs of the licensee or the owners of the notes into consideration in determining, composing or calculating the S&P Indices, the S&P Homebuilders Index and the Select Sector Indices. S&P is not responsible for and has not participated in the determination of the timing of, prices at, or quantities of the notes to be issued, sold, purchased, written or entered into by the licensee or in the determination or calculation of the equation by which the notes are to be converted into cash. S&P has no obligation or liability in connection with the administration, marketing or trading of the notes.

              S&P DOES NOT GUARANTEE THE ACCURACY AND/OR THE COMPLETENESS OF THE S&P INDICES, THE S&P HOMEBUILDERS INDEX, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO WARRANTY, EXPRESS OR IMPLIED, AS TO RESULTS TO BE OBTAINED BY THE LICENSEE, OWNERS OF THE NOTES, OR ANY OTHER PERSON OR ENTITY FROM THE USE OF THE S&P INDICES, THE S&P HOMEBUILDERS INDEX, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. S&P MAKES NO EXPRESS OR IMPLIED WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL WARRANTIES OF MERCHANTABILITY OR FITNESS FOR A PARTICULAR PURPOSE OR USE WITH RESPECT TO THE S&P INDICES, S&P HOMEBUILDERS INDEX, THE SELECT SECTOR INDICES OR ANY DATA INCLUDED THEREIN. WITHOUT LIMITING ANY OF THE FORGOING, IN NO EVENT SHALL S&P HAVE ANY LIABILITY FOR ANY SPECIAL, PUNITIVE, INDIRECT, OR CONSEQUENTIAL DAMAGES (INCLUDING LOST PROFITS), EVEN IF NOTIFIED OF THE POSSIBILITY OF SUCH DAMAGES.

THE SWISS MARKET INDEX

              We have derived all information regarding the Swiss Market Index ("SMI") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by the SIX Swiss Exchange. The Swiss Market Index was developed by the SIX Swiss Exchange and is calculated, maintained and published by the SIX Swiss Exchange.

              The SMI is a free-float-adjusted market capitalization weighted index that represents about 85% of the total capitalization of the Swiss equity market. The SMI was introduced on June 30, 1988 at a baseline value of 1500 points. Its composition is examined once a year. The SMI comprises the 20 largest and most liquid equities of the Swiss Performance Index ("SPI"). Calculation takes place in real-time: as soon as a new transaction occurs in a security contained in the SMI, an updated index level is calculated and displayed. The SMI is reported by Bloomberg under the ticker symbol "SMI."

Methodology of the SMI

              The SMI is calculated according to the Laspeyres method using a weighted arithmetic mean over a defined selection of securities. The current index level can be calculated by dividing the sum of the market capitalizations of the securities contained in the index by the divisor. The securities included in the SMI, are weighted according to their free float. This means that large share packages that reach or exceed the threshold of 5% are subtracted from the total market capitalization.

              The free float is calculated on the basis of outstanding shares. Issued and outstanding equity capital is, as a rule, the total amount of equity capital that has been fully subscribed and wholly or partially paid in and documented in the Commercial Register. Conditional and authorized capital does not count as issued and outstanding equity capital. The free float is calculated on the basis of listed shares only. Where a company has different categories of listed securities, these are considered separately for the purposes of calculating the index.

              In principle, shares in fixed ownership are deemed to be those that have been reported to the SIX Swiss Exchange by a person or group of persons whose shareholding has exceeded the relevant threshold values under Arts. 20ff. of the Stock Exchange Act ("SESTA"). Shares of persons and groups of persons who are subject to a shareholder agreement which is binding for more than 5% of the listed shares or who, according to publicly known facts, have a long-term interest in a company are also deemed to be in fixed ownership.

              The SIX Swiss Exchange may use sources in addition to the reports pursuant to SESTA to calculate shares in fixed ownership. In particular, the SIX Swiss Exchange may use data gained from issuer surveys that it conducts itself.

Exceptions

              Shares held by the following groups are deemed free-floating regardless whether a report has been made pursuant to the above:

  •
  Custodian nominees

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  Trustee companies

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  Investment funds

  •
  Pension funds

  •
  Investment companies

              The SIX Swiss Exchange classifies at its own discretion persons and groups of persons who, because of their area of activity or the absence of important information, cannot be clearly assigned. The free-float rule applies only to bearer shares and registered shares. Capital issued in the form of participation certificates and bonus certificates is taken into full account in calculating the index because it does not confer voting rights.

Calculation and publication intervals

              The SMI is calculated in real time. The index is recalculated and republished immediately upon any changes in the price of any security. The shortest interval between calculation is one second. All index data is distributed by SIX Exfeed Ltd (subsidiary of SIX Group Ltd) via information service providers (e.g. Reuters, Telekurs and BLOOMBERG).

Prices used

              In calculating the SMI, the last paid price is taken into account. If no price has been paid on the day of calculation, the bid price is used. In the absence of a bid price, the previous day's price is used. Only the prices achieved via the electronic order book of the SIX Swiss Exchange are used.

Trading hours

              The trading hours for Swiss equities, participation certificates and bonus certificates are determined by the SIX Swiss Exchange. Since the opening phase usually causes strong price fluctuations, the SMI is first calculated three minutes after the start of order book trading. This index level is called the "open". A closing auction takes place ten minutes before close of trading. At the close of trading, the final closing prices used in calculating the closing level of the SMI are established.

Determination of rankings and identification of candidates

              The basic universe for admission to the SMI is the SPI. In order to be admitted and remain in the SPI universe a given security must meet a minimum free float rate of 20%. If a stock falls below this limit and does not reach or exceed it again within three months, it is excluded. Stocks, which are not admitted to the SPI universe on free float grounds, are admitted if the minimum free float rate of 20% has been met continuously over a period of three months.

              A selection list in which all SPI securities are ranked and which forms the basis for the rankings can be downloaded from the SIX Swiss Exchange website. The position of each security is determined by a combination of the following criteria:

  •
  Average free float capitalization (compared to the capitalization of the entire SPI)

  •
  Cumulated on order book turnover (compared to the total turnover of the SPI).

              The average market capitalization in percent and the turnover in percent are each given a weighting of 50% and yield the so-called weighted market share. The time period used for making the calculation is July 1 through June 30 of the following year.

Ordinary adjustment dates

              The number of securities and free-float shares are adjusted on two ordinary adjustment dates a year:

  •
  The third Friday in March (after close of trading)

  •
  The third Friday in September (after close of trading)

              The SIX Swiss Exchange may conduct a capital survey among issuers in order to obtain the required data. The announcement of the provisional new securities occurs at least one month before the adjustment date. The SIX Swiss Exchange reserves the right to take account of recent changes before the adjustment date, so the definite new securities are announced only five trading days before the adjustment date.

Extraordinary adjustment of the number of shares

              In order to maintain the stability of the SMI and avoid frequent minor changes to the weighting, a change of the total number of outstanding securities leads to an extraordinary adjustment only if it is equal to or greater than 5%. If an increase amounts to a change of less than 5%, it is taken into account in the next event and added to it. If the cumulative change is equal to or greater than 5%, the total number of outstanding securities is adjusted outside the ordinary dates on the day of the corporate event responsible for the cumulative change. The adjustment of the total number of outstanding securities is made on the day of the corporate event.

              If the free float changes by 10 percentage points or more in a given year, the extraordinary adjustment is made immediately. A notification period of 10 trading days applies. In exceptional cases, the SIX Swiss Exchange reserves the right to make this adjustment without observing the notification period.

              If the free float changes as a result of an extraordinary adjustment of the number of shares, the free float is adjusted at the same time as the number of shares even if the free float changes by less than ten percentage points. After a takeover, the free float of the company in question is adjusted upon publication of the end result. A five-day notification period applies. At the same time, the SIX Swiss Exchange may exclude the security from the relevant index family.

Dividend payments

              As a price index, the SMI is not adjusted for dividends. Dividends are, however, fully taken account of in performance indices. Repayments of capital through the reduction of a share's par value, which can take the place of a cash dividend or constitute a component of the regular distribution, are treated in the same way as a normal dividend payment (i.e. no adjustment to the price index divisor). However, distributions (e.g. special dividends and anniversary bonuses) that, contrary to the company's usual dividend policy, are paid out or declared extraordinary dividends, are not deemed dividends in the above sense. These distributions are considered corporate events and also result in adjustments to the divisors of price indices. Dividend payments are always treated as gross amounts, including the withholding tax portion.

Information on corporate events

              Any forthcoming extraordinary corporate events that result in an adjustment to the indices are published by e-mail via Investor Service Equity. This service is offered free of charge by the SIX Swiss Exchange Indices department. The registration form is available on the SIX Swiss Exchange website. The SIX Swiss Exchange accepts no liability for Investor Service Equity.

License Agreement

              SIX Swiss Exchange has had the names of all the indices created by it protected under trademark law. They have been registered in Switzerland as well as in key markets both in Europe and overseas. Under certain conditions, SIX Swiss Exchange permits third parties to use the trademarks of its index family for commercial purposes. It has levied a license fee for such use since 1999.

              We have entered into a license agreement with SIX Swiss Exchange whereby we, in exchange for a fee, are permitted to use the SMI in connection with certain securities, including the Notes. We are not affiliated with SIX Swiss Exchange, the only relationship between SIX Swiss Exchange and us is any licensing of the use of SIX Swiss Exchange's indices and trademarks relating to them.

              The notes are not in any way sponsored, endorsed, sold or promoted by the SIX Swiss Exchange and the SIX Swiss Exchange makes no warranty or representation whatsoever, express or implied, either as to the results to be obtained from the use of the SMI and/or the figure at which the SMI stands at any particular time on any particular day or otherwise. However, SIX Swiss Exchange shall not be liable (whether in negligence or otherwise) to any person for any error in the SMI and SIX Swiss Exchange shall not be under any obligation to advise any person of any error therein. Swiss Market Index® is a registered trademark of SIX Swiss Exchange which is used under license.

THE TOKYO STOCK PRICE INDEX

              We have derived all information regarding the Tokyo Stock Price Index (the "TOPIX® Index") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, the Tokyo Stock Exchange (the "TSE"). The TOPIX® Index was developed by the TSE and is calculated, maintained and published by the TSE.

              The TOPIX® Index is a free float-adjusted market capitalization weighted index developed by the TSE. Publication of the TOPIX® Index began on July 1, 1969, based on an initial Index value of 100 at January 4, 1968, which was reset at 1,000 on April 1, 1998. The TOPIX® Index is computed and published every 15 seconds via TSE's Market Information System, and is reported to securities companies across Japan and available worldwide through computerized information networks. The TOPIX® Index is reported by Bloomberg under the ticker symbol "TPX."

Methodology of the TOPIX® Index

              The component stocks of the TOPIX® Index consist of all Japanese common stocks listed on the First Section of the TSE which have an accumulative length of listing of at least six months. The TOPIX® Index measures changes in the aggregate market value of these stocks. The TSE Japanese stock market is divided into two sections: the First Section and the Second Section. Listings of stocks on the TSE are divided between these two sections, with stocks listed on the First Section typically being limited to larger, longer established and more actively traded issues and the Second Section to smaller and newly listed companies. The component stocks of the TOPIX® Index are determined based on market capitalization and liquidity. Review and selection of component stocks is conducted semiannually, based on market data as of the base date for selection.

              The TOPIX® Index is a free float-adjusted market capitalization weighted index, with the market price of each component stock multiplied by the number of shares listed (as adjusted by multiplying the free float weight to take into account only the listed shares deemed to be available for trading in the market). The TSE is responsible for calculating and maintaining the TOPIX® Index, and can add, delete or substitute the stocks underlying the TOPIX® Index or make other methodological changes that could change the value of the TOPIX® Index. The underlying stocks may be removed, if necessary, in accordance with deletion/addition rules which provide generally for the deletion of a stock from the TOPIX® Index if such stock ceases to meet the criteria for inclusion. Stocks listed on the Second Section of the TSE may be transferred to the First Section if they satisfy applicable criteria. Such criteria include numerical minimum values for number of shares listed, number of shareholders and average monthly trading volume, among others. Similarly, when a First Section stock falls within the coverage of TSE rules prescribing reassignment thereof to the Second Section, such stock will be removed from the First Section. As of June 2009, stocks of 1,701 Japanese companies were assigned to the First Section of the TSE and stocks of 453 companies were assigned to the Second Section.

Computation of the TOPIX® Index

              The TOPIX® Index is not expressed in Japanese Yen, but is presented in terms of points (as a decimal figure) rounded off to the nearest one-hundredth. The TOPIX® Index is calculated by multiplying 100 by the figure obtained by dividing the current free float-adjusted market value (the current market price per share at the time of the index calculation multiplied by the number of free float-adjusted common shares listed on the First Section of the TSE at the same instance) (the "Current Market Value") by the base market value (i.e., the Current Market Value on the base date) (the "Base Market Value").

              The calculation of the TOPIX Index can be represented by the following formula:

Index	=	Current Market Value ----------------------- Base Market Value	×	100

              In order to maintain continuity, the Base Market Value is adjusted from time to time to ensure that it reflects only price movements resulting from auction market activity, and to eliminate the effects of other factors and prevent any instantaneous change or discontinuity in the level of the TOPIX®

Index. Such factors include, without limitation: new listings, delistings, new share issues either through public offerings or through rights offerings to shareholders, issuance of shares as a consequence of exercise of convertible bonds or warrants, and transfer of listed securities from the First Section to the Second Section of the TSE.

              The formula for the adjustment is as follows:

Adjusted Market Value on Adjustment Date --------------------------------------------------------- Base Market Value before adjustment	=	(Adjusted Market Value on Adjustment Date ± Adjustment Amount) --------------------------------------------------------- Base Market Value after adjustment

              Where Adjustment Amount is equal to the changes in the number of shares included in the calculation of the TOPIX® Index multiplied by the price of those shares used for the purposes of the adjustment.

              Therefore,

New Base Market Value	=	Old Base Market Value × (Adjusted Market Value on Adjustment Date ± Adjustment Amount) ---------------------------------------------------------- Adjusted Market Value on Adjustment Date

              The Base Market Value remains at the new value until a further adjustment is necessary as a result of another change. As a result of such change affecting the Current Market Value or any stock underlying the TOPIX® Index, the Base Market Value is adjusted in such a way that the new value of the TOPIX® Index will equal the level of the TOPIX® Index immediately prior to such change.

              No adjustment is made to the Base Market Value, however, in the case of events such as stock splits or decreases in capital without compensation, which theoretically do not affect market value.

The Tokyo Stock Exchange

              The TSE is one of the world's largest securities exchanges in terms of market capitalization. Trading hours are currently from 9:00 a.m. to 11:00 a.m. and from 12:30 p.m. to 3:00 p.m., Tokyo time, Monday through Friday.

              Due to the time zone difference, on any normal trading day the TSE will close prior to the opening of business in New York City on the same calendar day. Therefore, the closing level of the TOPIX® Index on a trading day will generally be available in the United States by the opening of business on the same calendar day.

              The TSE has adopted certain measures, including daily price floors and ceilings on individual stocks, intended to prevent any extreme short-term price fluctuations resulting from order imbalances. In general, any stock listed on the TSE cannot be traded at a price lower than the applicable price floor or higher than the applicable price ceiling. These price floors and ceilings are expressed in absolute Japanese yen, rather than percentage limits based on the closing price of the stock on the previous trading day. In addition, when there is a major order imbalance in a listed stock, the TSE posts a "special bid quote" or a "special asked quote" for that stock at a specified higher or lower price level than the stock's last sale price in order to solicit counter- orders and balance supply and demand for the stock. Prospective investors should also be aware that the TSE may suspend the trading of individual stocks in certain limited and extraordinary circumstances, including, for example, unusual trading activity in that stock. As a result, changes in the TOPIX® Index may be limited by price limitations or special quotes, or by suspension of trading, on individual stocks that make up the TOPIX® Index, and these limitations, in turn, may adversely affect the value of the notes.

License Agreement with the TSE

              We have entered into a non-exclusive license agreement with the TSE providing for the license to Credit Suisse and certain of our affiliated or subsidiary companies, in exchange for a fee, of the right to use the TOPIX® Index, which is owned and published by the TSE, in connection with the notes.

              The TOPIX® Index Value and the TOPIX® Trademarks are subject to the intellectual property rights owned by the Tokyo Stock Exchange, Inc. and the Tokyo Stock Exchange, Inc. owns all rights relating to the TOPIX® Index, such as calculation, publication and use of the TOPIX® Index Value and relating to the TOPIX® Trademarks.

              The Tokyo Stock Exchange, Inc. reserves the right to change the methods of calculation or publication, to cease the calculation or publication of the TOPIX® Index Value or to change the TOPIX® Trademarks or cease the use thereof. The Tokyo Stock Exchange, Inc. makes no warranty or representation whatsoever, either as to the results stemming from the use of the TOPIX® Index Value and the TOPIX® Trademarks or as to the figure at which the TOPIX® Index Value stands on any particular day. The Tokyo Stock Exchange, Inc. gives no assurance regarding accuracy or completeness of the TOPIX® Index Value and data contained therein. Further, the Tokyo Stock Exchange, Inc. shall not be liable for the miscalculation, incorrect publication, delayed or interrupted publication of the TOPIX® Index Value. The notes are in no way sponsored, endorsed or promoted by the Tokyo Stock Exchange, Inc. The Tokyo Stock Exchange, Inc. shall not bear any obligation to give an explanation of the notes or any advice on investments to any purchaser of the notes or to the public. The Tokyo Stock Exchange, Inc. neither selects specific stocks or groups thereof nor takes into account any needs of the issuer or any purchaser of the notes, for calculation of the TOPIX Index Value. Including but not limited to the foregoing, the Tokyo Stock Exchange, Inc. shall not be responsible for any damage resulting from the issue and sale of the notes.

              "TOPIX®" and "TOPIX Index®" are trademarks of the Tokyo Stock Exchange, Inc. and prior to the settlement date we expect them to be licensed for use by Credit Suisse. The notes have not been and will not be passed on by the TSE as to their legality or suitability. The notes will not be issued, endorsed, sold or promoted by the TSE. THE TSE MAKES NO WARRANTIES AND BEARS NO LIABILITY WITH RESPECT TO THE NOTES.

THE FUNDS

THE ISHARES® FUNDS

              We have derived all information regarding the iShares® Dow Jones Transporation Average Index Fund, the iShares® Dow Jones U.S. Financial Sector Index Fund, the iShares® FTSE/Xinhua China 25 Index Fund, the iShares® MSCI Emerging Markets Index Fund and the iShares® MSCI EAFE® Index Fund (each an "iShares ETF," and together, the "iShares ETFs") contained in this underlying supplement, including, without limitation, their make-up, method of calculation and changes in their components, from publicly available information, and we have not participated in the preparation of, or verified, such publically available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by, iShares® Inc. ("iShares®"), iShares Trust, Barclays Global Investors, N.A. ("BGI"), and Barclays Global Fund Advisors ("BGFA"). The iShares ETFs are investment portfolios maintained and managed by iShares®. BGFA is the investment advisor to the iShares ETFs.

              The iShares® Trust is a registered investment company that consists of numerous separate investment portfolios, including the iShares ETFs. Information provided to or filed with the SEC by iShares® pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to SEC file numbers 333-92935 and 811-09729, respectively, through the SEC's website at http://www.sec.gov. For additional information regarding iShares®, BGFA and the iShares ETFs, please see the Prospectus, dated August 1, 2007 (as supplemented on December 6, 2007, December 14, 2007, December 27, 2007 and June 23, 2008). In addition, information about iShares and the iShares ETFs may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents and the iShares® website. Information contained in the iShares® website is not incorporated by reference in, and should not be considered a part of, this underlying supplement or any pricing supplement, and we have not participated in the preparation of, or verified, such publicly available information.

THE ISHARES® DOW JONES TRANSPORTATION AVERAGE INDEX FUND

              The iShares® Dow Jones Transportation Average Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of the transportation sector of the U.S. equity market as measured by the Dow Jones Transportation Average Index. The iShares® Dow Jones Transportation Average Index Fund generally invests at least 90% of its assets in securities of the Dow Jones Transportation Average Index and depositary receipts representing securities of the Dow Jones Transportation Average Index. The iShares® Dow Jones Transportation Average Index Fund may invest the remainder of its assets in securities not included in its Dow Jones Transportation Average Index but which Barclays Global Fund Advisors ("BGFA") believes will help the iShares® Dow Jones Transportation Average Index Fund track the Dow Jones Transportation Average Index, and in futures contracts, options on futures contracts, options and swaps as well as cash and cash equivalents, including shares of money market funds advised by BGFA. The iShares® Dow Jones Transportation Average Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol "IYT." For further information on methodology that applies generally to the iShares® funds, please refer to "The iShares ETF Methodology" below.

THE ISHARES® DOW JONES U.S. FINANCIAL SECTOR INDEX FUND

              The iShares® Dow Jones U.S. Financial Sector Index Fund seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in the financial sector of the U.S. equity market, as measured by the Dow Jones U.S. Financials Index. Thus, the iShares® Dow Jones U.S. Financial Sector Index Fund is concentrated in the bank, non-life insurance, life insurance, real estate and general finance sectors. For information about the Dow Jones U.S. Financials Index, see "The Dow Jones Indices" above. The iShares® Dow Jones U.S. Financial Sector Index Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol "IYF." For information concerning the methodology of the iShares® Dow Jones U.S. Financial Select Sector Index Fund, please refer to "The iShares ETF Methodology" below.

THE ISHARES® FTSE/XINHUA CHINA 25 INDEX FUND

              The iShares® FTSE/Xinhua China 25 Index Fund seeks investment results that correspond generally to the price and yield performance, before fees and expenses, of the FTSE/Xinhua China 25 Index. The FTSE/Xinhua China 25 Index is designed to represent the performance of the largest companies in the China equity market that are available to international investors. The FTSE/Xinhua China 25 Index consists of 25 of the largest and most liquid Chinese companies. Securities in the FTSE/Xinhua China 25 Index are weighted based on the total market value of their shares, so that securities with the higher total market values generally have a higher representation in the FTSE/Xinhua China 25 Index. Each security in the FTSE/Xinhua China 25 Index is a current and constituent of the FTSE All-Word Index. All of the securities in the FTSE/Xinhua China 25 Index trade on the

Hong Kong Stock Exchange. For further information about the FTSE/Xinhua China 25 Index, see "The FTSE/Xinhua China 25 Index" above. The iShares® FTSE/Xinhua China 25 Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol "FXI." For information concerning the methodology of the iShares® FTSE/Xinhua China 25 Index Fund, please refer to "The iShares ETF Methodology" below.

THE ISHARES® MSCI EMERGING MARKETS INDEX FUND

              BGFA uses a representative sampling strategy for the iShares® MSCI Emerging Markets Index Fund (the "MSCI Emerging Markets Index Fund"), according to which it invests in a representative sample of stocks underlying the MSCI Emerging Markets Index that collectively has an investment profile similar to the MSCI Emerging Markets Index. The MSCI Emerging Markets Index is designed to measure equity market performance in the global emerging markets. As of January 2009, the MSCI Emerging Markets Index consisted of MSCI indices for the following 23 countries: Argentina, Brazil, Chile, China, Colombia, Czech Republic, Egypt, Hungary, India, Indonesia, Israel, Korea, Malaysia, Mexico, Morocco, Peru, Philippines, Poland, Russia, South Africa, Taiwan, Thailand and Turkey. BGFA expects that, over time, the correlation between the MSCI Emerging Markets Index Fund's performance and that of the MSCI Emerging Markets Index, before fees and expenses, will be 95% or better. For more information about the MSCI Emerging Markets Index, see "The MSCI Emerging Markets Index" above. The MSCI Emerging Markets Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol "EEM." For information concerning the methodology of the iShares® MSCI Emerging Markets Index Fund, please refer to "The iShares ETF Methodology" below.

THE ISHARES® MSCI EAFE® INDEX FUND

              BGFA uses a representative sampling strategy for the iShares® MSCI EAFE Index Fund (the "MSCI EAFE Index Fund"), according to which it invests in a representative sample of stocks underlying the MSCI EAFE® Index that collectively has an investment profile similar to the MSCI EAFE® Index. As of June 2007, the MSCI EAFE® Index is intended to provide performance benchmarks for 21 developed equity markets in Australia, Austria, Belgium, Denmark, Finland, France, Germany, Greece, Hong Kong, Ireland, Italy, Japan, the Netherlands, New Zealand, Norway, Portugal, Singapore, Spain, Sweden, Switzerland and the United Kingdom. BGFA expects that, over time, the correlation between the MSCI EAFE Index Fund's performance and that of the MSCI EAFE® index, before fees and expenses, will be 95% or better. For further information about the MSCI EAFE Index, "The MSCI EAFE Index" above. The MSCI EAFE Index Fund is an exchange traded fund that trades on NYSE Arca under the ticker symbol "EFA." For information concerning the methodology of the iShares® MSCI EAFE® Index Fund, please refer to "The iShares ETF Methodology" below.

The iShares ETF Methodology

Investment Objective and Strategy

              Each iShares ETF seeks to provide investment results that correspond generally to the price and yield performance, before fees and expenses, of publicly traded securities in a certain industry, as represented by the index underlying such ETF. Thus, the iShares ETFs are concentrated in the relevant industry.

              Each iShares ETF uses a representative sampling strategy (as described below under "—Representative Sampling") to track its underlying index. In addition, in order to improve its portfolio liquidity and its ability to track such index, each iShares ETF may invest up to 10% of its assets in futures contracts, options on futures contracts, other types of options, and swaps related to such index as well as cash and cash equivalents, including shares of money market funds advised by BGFA or its affiliates.

Representative Sampling

              Each iShares ETF pursues a "representative sampling" strategy in attempting to track the performance of the relevant underlying index, and generally does not hold all of the equity securities included in such index. Each iShares ETF invests in a representative sample of securities. Securities selected have aggregate investment characteristics (based on market capitalization and industry weightings), fundamental characteristics (such as return variability and yield) and liquidity measures similar to those of the relevant index.

Correlation

              The relevant index is a theoretical financial calculation, while each iShares ETF is an actual investment portfolio. The performance of each iShares ETF and the relevant index will vary somewhat due to transaction costs, market impact, corporate actions (such as mergers and spin-offs) and timing variances. BGFA expects that, over time, the correlation between each iShares ETFs' performance and that of its respective underlying index, before fees and expenses, will be 95% or better. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called "tracking error." Each iShares ETF, using a representative sampling strategy, can be expected to have a greater tracking error than a fund using replication strategy. Replication is a strategy in which a fund invests in substantially all of the securities in its underlying index in approximately the same proportions as in the relevant Index.

Industry Concentration Policy

              Each iShares ETF concentrates its investments to approximately the same extent that the relevant index concentrates in the stocks of the relevant industry.

THE S&P SPDR® FUNDS

              We have derived all information regarding the Energy Select Sector SPDR® Fund, the Financial Select Sector SPDR® Fund and the Health Care Select Sector SPDR® Fund (each a "S&P SPDR ETF," and together, the "S&P SPDR ETFs") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publically available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by Standard & Poor's and SSgA Funds Management, Inc. ("SSFM"). Each S&P SPDR ETF is an investment portfolio maintained and managed by SSFM. SSFM is the investment advisor to the S&P SPDR ETF.

              The Select Sector SPDR Trust (the "Trust") is a registered investment company that consists of nine separate investment portfolios, including each S&P SPDR ETF. Information provided to or filed with the SEC by the Trust pursuant to the Securities Act of 1933 and the Investment Company Act of 1940 can be located by reference to Commission file numbers 333-57793 and 811-08839, respectively, through the Commission's website at http://www.sec.gov. For additional information regarding the Select Sector SPDRs, SSFM and each S&P SPDR ETF, please see the Select Sector SPDRs' Prospectus, dated January 31, 2008. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents. We make no representation or warranty as to the accuracy or completeness of this publicly available information.

THE ENERGY SELECT SECTOR SPDR® FUND

              The Energy Select Sector SPDR® Fund seeks investment results that correspond generally to the level and yield performance, before fees and expenses, of the Energy Select Sector Index. The Energy Select Sector Index measures the performance of the energy sector of the U.S. equity market. The Energy Select Sector Index includes companies from the following industries: oil, gas, and consumable fuels, and energy equipment and services. The Energy Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol "XLE." For information about the Energy Select Sector Index, see "The S&P Select Sector Indices" above. For information concerning the methodology of the Energy Select Sector SPDR Fund, please refer to "Methodology of The S&P SPDR Funds" below.

THE FINANCIAL SELECT SECTOR SPDR® FUND

              The Financial Select Sector SPDR® Fund seeks investment results that correspond generally to the level and yield performance, before fees and expenses, of the Financial Select Sector Index. The Financial Select Sector Index measures the performance of the financial services sector of the U.S. equity market. The Financial Select Sector Index includes companies in the following sub-sectors: banking, mortgage finance, consumer finance, specialized finance, investment banking and brokerage, asset management and custody, corporate lending, insurance and financial investment and real estate, including REITs. The Financial Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol "XLF." For information about the Financial Select Sector Index, see "The S&P Select Sector Indices" above. For information concerning the methodology of the Financial Select Sector SPDR Fund, please refer to "Methodology of The S&P SPDR Funds" below.

THE HEALTH CARE SELECT SECTOR SPDR® FUND

              The Health Care Select Sector SPDR® Fund seeks investment results that correspond generally to the level and yield performance, before fees and expenses, of the Health Care Select Sector Index. The Health Care Select Sector Index measures the performance of the Health Care sector of the U.S. equity market. The Health Care Select Sector Index includes companies from the following industries: pharmaceuticals, health care providers and services, health care equipment and supplies, biotechnology, life sciences tools and services, and health care technology. The Health Care Select Sector SPDR® Fund is an exchange traded fund that trades on the NYSE Arca under the ticker symbol "XLV." For information about the Health Care Select Sector Index, see "The S&P Select Sector Indices" above. For information concerning the methodology of the Health Care Select Sector SPDR Fund, please refer to "Methodology of The S&P SPDR Funds" below.

Methodology of The S&P SPDR Funds

Replication

              Each S&P SPDR ETF pursues the indexing strategy of "replication" in attempting to track the performance of the relevant Select Sector Index. Each S&P SPDR ETF will invest in all of the securities that comprise the relevant Select Sector Index. Each S&P SPDR ETF will normally invest at least 95% of its total assets in common stocks that comprise the relevant Select Sector Index.

Correlation

              The Select Sector Indices are a theoretical financial calculation, while the S&P SPDR ETFs are actual investment portfolios. The performance of the S&P SPDR ETFs and the Select Sector Indices will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances. A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called "tracking error." Each S&P SPDR ETF, using a replication strategy, can be expected to have a smaller tracking error than a fund using the representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in an underlying index.

THE SPDR® FUNDS

              We have derived all information regarding the SPDR® S&P® Homebuilders ETF (the "SPDR ETF") contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information, and we have not participated in the preparation of, or verified, such publically available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information. Such information reflects the policies of, and is subject to change by SPDR® Series Trust and SSFM. The SPDR ETF is an investment portfolio maintained and managed by SSFM. SSFM is the investment adviser to the SPDR ETF. SPDR® Series Trust is a registered investment company that consists of numerous separate investment portfolios, including the SPDR ETF. Information provided to or filed with the SEC by SPDR® Series Trust pursuant to the Securities Act of 1933, as amended, and the Investment Company Act of 1940, as amended, can be located by reference to SEC file number 333-57793 and 811-08839, respectively, through the SEC's website at http://www.sec.gov. For additional information regarding SPDR® Series Trust, SSFM and the SPDR ETF, please see the SPDR® Series Trust's Prospectus, dated October 31, 2008. In addition, information may be obtained from other sources including, but not limited to, press releases, newspaper articles and other publicly disseminated documents, and we have not participated in the preparation of, or verified, such publicly available information.

THE SPDR® S&P® HOMEBUILDERS ETF

              The SPDR® S&P® Homebuilders ETF seeks to replicate as closely as possible, before fees and expenses, the total return of the S&P Homebuilders Index, which measures the performance of the homebuilding industry of the U.S. equity market. The companies included in each Select Industry Index are selected on the basis of GICS and liquidity and market cap requirements from a universe of companies defined by the S&P® TMI Index, a U.S. total market composite index. The SPDR® S&P® Homebuilders ETF is comprised of the companies in the S&P Homebuilders Index and includes companies in the following sub-industries: homebuilding, home improvement retail and home furnishings. The SPDR® S&P® Homebuilders ETF is an exchange-traded fund that trades on the NYSE Arca under the ticker symbol "XHB." The inception date of the SPDR® S&P® Homebuilders ETF is January 31, 2006. Prior to January 8, 2007 the SPDR® S&P® Homebuilders ETF was known as the SPDR® Homebuilders ETF. For information about the S&P Homebuilders Index, see "The S&P Indices" above.

Methodology of the SPDR® S&P® Homebuilders ETF

Replication

              The SPDR® S&P® Homebuilders ETF pursues the indexing strategy of "replication" in attempting to track the performance of the S&P® Homebuilders Index. The SPDR® S&P® Homebuilders ETF will invest in all of the securities that comprise the S&P® Homebuilders Index. The SPDR® S&P® Homebuilders ETF will normally invest at least 95% of its total assets in common stocks that comprise the S&P® Homebuilders Index.

Correlation

              The S&P® Homebuilders Index is a theoretical financial calculation, while the SPDR® S&P® Homebuilders ETF is an actual investment portfolio. The performance of the SPDR® S&P® Homebuilders ETF and the S&P® Homebuilders Index will vary somewhat due to transaction costs, asset valuations, market impact, corporate actions (such as mergers and spin-offs) and timing variances.

A figure of 100% would indicate perfect correlation. Any correlation of less than 100% is called "tracking error." The SPDR® S&P® Homebuilders ETF, using a replication strategy, can be expected to have a smaller tracking error than a fund using the representative sampling strategy. Representative sampling is a strategy in which a fund invests in a representative sample of securities in an underlying index.

The Oil Service HOLDRSSM Trust

              We have derived all information regarding the Oil Service HOLDRSSM Trust contained in this underlying supplement, including, without limitation, its make-up, method of calculation and changes in its components, from publicly available information. We make no representation or warranty as to the accuracy or completeness of this publicly available information.

              The Oil Service HOLDRSSM Trust was formed pursuant to a Depositary Trust Agreement, dated as of February 6, 2001, among The Bank of New York (now called The Bank of New York Mellon), as trustee, Merrill Lynch, Pierce, Fenner & Smith Incorporated, as the initial depositor, other depositors and the owners of the Oil Service HOLDRS. The Oil Service HOLDRSSM Trust is not a registered investment company under the Investment Company Act of 1940.

              The Oil Service HOLDRSSM Trust issued depository receipts under the Depositary Trust Agreement. The depository receipts represent an undivided beneficial ownership interest in the shares of securities held by The Oil Service HOLDRSSM Trust (the "Oil Trust Underlying Shares"). The depository receipts are separate from the Oil Trust Underlying Shares that are represented by the depository receipts. Information filed with the SEC pursuant to the Securities Exchange Act of 1934, as amended (the "Exchange Act") by The Oil Service HOLDRSSM Trust can be located by reference to the SEC file number 001-16311 on the SEC's website (http://www.sec.gov). The depository receipts are listed on the NYSE Arca under the trading symbol "OIH".

              The Oil Trust Underlying Shares are the common stocks of a group of specified companies that, at the time of selection, among other things, provided drilling, well-site management and related products and services for the oil service industry and whose common stock is registered under Section 12 of the Exchange Act. The issuers of the Oil Trust Underlying Shares were, at the time of selection, among the largest capitalized, most liquid companies in the oil service industry as measured by market capitalization and trading volume.